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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LEGG MASON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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100 Light Street

Baltimore, Maryland 21202

June 22, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held at The Center Club, 100 Light Street, 16th Floor, Baltimore, Maryland at 10:00 a.m. on Tuesday, July 28, 2009. On the following pages you will find the Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please grant a proxy to vote your shares in one of three ways: via the Internet, telephone or mail. Instructions regarding Internet and telephone voting are included on the proxy card.

I hope that you will attend the meeting, and I look forward to seeing you there.

Sincerely,

MARK R. FETTING

Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, July 28, 2009

To the Stockholders of

LEGG MASON, INC.:

The Annual Meeting of Stockholders of Legg Mason, Inc., a Maryland corporation, will be held at The Center Club, 100 Light Street, 16th Floor, Baltimore, Maryland, on Tuesday, July 28, 2009 at 10:00 a.m. to consider and vote upon:

(1)	The election of five directors for the three-year term ending in 2012;

(2)	Amendment of the Legg Mason, Inc. 1996 Equity Incentive Plan and approval to issue additional 1,000,000 shares currently covered by the Plan;

(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending March 31, 2010;

(4)	Two stockholder proposals; and

(5)	Any other matter that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 29, 2009 as the date for determining stockholders of record entitled to notice of and to vote at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement and 2009 Annual Report to Stockholders.

By order of the Board of Directors,

THOMAS C. MERCHANT
Secretary

June 22, 2009

PROXY STATEMENT

100 Light Street

Baltimore, Maryland 21202

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, July 28, 2009

The Board of Directors of Legg Mason, Inc. is soliciting the enclosed proxy from its stockholders. If you grant the enclosed proxy, you may revoke it at any time before we exercise it. We are soliciting proxies by mail and MacKenzie Partners, our proxy solicitors, and our officers, directors and other employees may also solicit proxies by telephone or any other means of communication. We will bear the cost of soliciting proxies, including a fee of $25,000, plus expenses, paid to MacKenzie Partners for their services. We may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. We are first sending this proxy material to our stockholders on or about June 22, 2009.

To be entitled to notice of and to vote at the meeting, you must have been a stockholder of record at the close of business on May 29, 2009. As of the close of business on that date, we had outstanding and entitled to vote (1) 141,892,508 shares of our common stock, $.10 par value, each of which is entitled to one vote, and (2) 1,206,573 exchangeable shares, no par value, of one of our Canadian subsidiaries, each of which is exchangeable into one share of common stock and is entitled to one vote. The holders of common stock and exchangeable shares will vote together as a single class at the meeting.

You may vote your shares in one of four ways:

•	By Internet: Go to www.voteproxy.com and follow the instructions. You will need your proxy card to vote your shares this way.

•	By telephone: Call 1.800.PROXIES (1-800-776-9437) and follow the voice prompts. You will need your proxy card to vote your shares this way.

•	By mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided.

•	In person: If you are a stockholder as of May 29, 2009, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting.

We must have a quorum of stockholders (at least 50% of all stockholders entitled to vote) present at the meeting either in person or represented by proxy in order for any business to be conducted. Directors are elected by a plurality of the votes cast by the holders of shares of common stock and exchangeable shares present in person or represented by proxy at the meeting. Abstentions and broker non-votes will not affect the plurality vote for the election of directors. The amendment to the Legg Mason, Inc. 1996 Equity Incentive Plan and approval to issue additional shares will be approved if it receives the affirmative vote of a majority of the votes cast on the proposal and the total votes cast on the proposal represent over 50% of all securities entitled to vote on the proposal. Therefore, if holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, abstentions and broker non-votes will not have any effect on the result of the vote. On the other hand, if holders of less than 50% in interest of all securities entitled to vote on the proposal cast votes, abstentions and broker non-votes will have the effect of a vote against the proposal. Each stockholder proposal will be approved if it receives the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect the majority vote for the stockholder proposals.

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each year, one class is elected to serve for a term of three years. Our stockholders will vote at this Annual Meeting for the election of five directors for the three-year term expiring at the Annual Meeting of Stockholders in 2012.

All nominees presently serve as directors. Our Board of Directors elected Mr. Huff as a director in June 2009 to fill a vacancy on the Board. Mr. Huff was assigned to the class of directors whose term expires in 2012. Under Maryland law, Mr. Huff must be elected by stockholders at this Annual Meeting in order to continue serving as a director.

Unless a stockholder withholds authority to vote, the persons named in the enclosed proxy will vote for the election of the nominees named. If any nominee is unable to serve, the persons named in the proxy may vote for a substitute nominee that they determine. Our Board of Directors has no reason to believe that any nominee will be unable to serve.

James E. Ukrop has been a director of Legg Mason since January 1985 and will continue to serve until the 2009 Annual Meeting of Stockholders.

The Board of Directors recommends a vote “FOR” the election of each nominated director.

Nominees for Director for the Term Expiring in 2012

Robert E. Angelica, age 62, has been a director of Legg Mason since February 2007 and is currently engaged in private investment activities. From 1999 through December 2006, Mr. Angelica served as the Chairman and Chief Executive Officer of the AT&T Investment Management Corporation, an asset management subsidiary of AT&T Inc.

Barry W. Huff, age 65, has been a director of Legg Mason since June 2009 and is currently engaged in private consulting. Since his retirement from Deloitte & Touche USA LLP (“Deloitte”), an accounting firm, in May 2008 until March 2009, Mr. Huff provided consulting services to Deloitte. From 1995 to May 2008, Mr. Huff served as Vice Chairman, Office of the Chief Executive Officer at Deloitte. Mr. Huff was recommended to the Nominating and Corporate Governance Committee by a non-management director of the Company and was one of a number of candidates considered by the Nominating and Corporate Governance Committee.

John E. Koerner III, age 66, has been a director of Legg Mason since October 1990. Since 1995, he has been the managing member of Koerner Capital, LLC, a private investment company, or the President of its predecessor, Koerner Capital Corporation. Mr. Koerner is a director of Lamar Advertising Company.

Cheryl Gordon Krongard, age 53, has been a director of Legg Mason since January 2006 and is engaged in private investment activities. Ms. Krongard served as a senior partner of Apollo Management, L.P., a private investment company from January 2002 to December 2004. Ms. Krongard is a director of US Airways Group Inc.

Scott C. Nuttall, age 36, has been a director of Legg Mason since January 2008. Mr. Nuttall is a Member of the general partner of Kohlberg Kravis Roberts & Co. (“KKR & Co.”), a private equity firm, has been with KKR & Co. for over 12 years and is the head of KKR & Co.’s Global Capital and Asset Management Group. He is a director of Capmark Financial Group Inc., First Data Corporation, and KKR Financial Holdings LLC. Mr. Nuttall was nominated to serve on the Board pursuant to a

Note Purchase Agreement under which we issued our 2.5% Senior Convertible Notes. Under the purchase agreement, KKR & Co. has the right to nominate one individual to the Board and the Compensation Committee for as long as KKR & Co. or its related parties own at least 50% of the outstanding notes and at least $625 million in notes remains outstanding.

Directors Continuing in Office

Directors whose terms will expire in 2011

Harold L. Adams, age 70, has been a director of Legg Mason since January 1988. He has been the Chairman Emeritus of RTKL Associates, Inc., an international architecture, engineering and planning firm, since April 2003. He is a director of Lincoln Electric Holdings, Inc. and Commercial Metals Company.

Mark R. Fetting, age 54, has been a director of Legg Mason since January 2008. Mr. Fetting was elected President and Chief Executive Officer of Legg Mason in January 2008 and Chairman of the Board in December 2008. He served as Senior Executive Vice President of Legg Mason since July 2004 and as Executive Vice President from July 2001 to July 2004. Mr. Fetting is a director of 14 funds within the Legg Mason Funds mutual funds complex and 24 funds within The Royce Funds mutual funds complex.

Margaret Milner Richardson, age 66, has been a director of Legg Mason since November 2003. She is currently engaged in private consulting and investment activities. Ms. Richardson is a director of Jackson Hewitt Tax Service Inc.

Kurt L. Schmoke, age 59, has been a director of Legg Mason since January 2002. Mr. Schmoke has been Dean of the School of Law at Howard University since January 2003. He is a director of The McGraw-Hill Companies, Inc.

Directors whose terms will expire in 2010

Dennis R. Beresford, age 70, has been a director of Legg Mason since September 2002. He is currently a professor at the University of Georgia, a position he has held since 1997. Mr. Beresford is a director of Kimberly-Clark Corporation and Federal National Mortgage Association.

W. Allen Reed, age 62, has been a director of Legg Mason since April 2006. He is a Senior Advisor for Aetos Capital, Inc., a real estate and private equity asset management company, and is engaged in private investment activities. From January 2006 to March 2006, Mr. Reed served as Chairman of the Board of General Motors Asset Management Corporation (“GMAMC”), the investment management subsidiary of General Motors Corporation, where he served as Vice President until March 2006. He also served as Chairman of the Board and Chief Executive Officer of General Motors Trust Bank, N.A. until March 2006; as Chief Executive Officer and President of GMAMC and General Motors Investment Management Corporation until December 2005; and as Chairman of the Board and Chief Executive Officer of General Motors Trust Company until March 2005. Mr. Reed is a director of Temple-Inland Inc. and 180 mutual funds in the Morgan Stanley mutual funds complex.

Nicholas J. St. George, age 70, has been a director of Legg Mason since July 1983. He is engaged in private investment activities.

Roger W. Schipke, age 72, has been a director of Legg Mason since January 1991. He is engaged in private investment activities. Mr. Schipke was an Executive in Residence at the University of Louisville, College of Business and Public Administration from September 2002 to April 2008.

Committees of the Board—Board Meetings

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The current charters for these committees, as approved by our Board of Directors, are on, and may be printed from, our corporate website at www.leggmason.com under the “About Us—Corporate Governance” section. We will provide a copy of these charters, without charge, to any stockholder who provides a written request for a copy. Requests for copies should be addressed to the Corporate Secretary, Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202 prior to July 31, 2009 and to the Corporate Secretary, Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202 thereafter.

During the fiscal year ended March 31, 2009, our Board of Directors met 14 times, our Audit Committee met 5 times, our Compensation Committee met 5 times and our Nominating and Corporate Governance Committee met 5 times. While we have no formal policy on the matter, directors are generally expected to attend our Annual Meeting of Stockholders. All of our directors who were directors at the time attended our 2008 Annual Meeting of Stockholders. During fiscal year 2009, each of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and all Board committees on which he or she served that were held during the period in which he or she was a director except for Mr. Schmoke, who attended all regularly scheduled Board and committee meetings but was unable to attend several special meetings that were called on relatively short notice.

Audit Committee. Messrs. Beresford (Chairman), Angelica and Huff and Ms. Richardson are the members of our Audit Committee. The Audit Committee’s primary purpose is to oversee our financial accounting and reporting to stockholders. Its duties include:

•	selecting and compensating the independent registered public accounting firm (“Independent Auditors”);

•	providing oversight of the work of the Independent Auditors and reviewing the scope and results of the audits conducted by them;

•	reviewing the activities of our internal auditors;

•	discussing with Independent Auditors, internal auditors and management the organization and scope of our internal system of accounting and financial controls; and

•	reviewing and discussing certain matters that may have a material impact on our financial statements, including litigation and legal matters and critical accounting policies and estimates.

Our Board of Directors has determined that Mr. Beresford qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”). Our Board of Directors has also determined that all members of our Audit Committee are “independent” as defined in the New York Stock Exchange Listing Standards and the applicable SEC rules.

Compensation Committee. Messrs. Schipke (Chairman), Koerner, Nuttall and Schmoke and Ms. Krongard are the members of our Compensation Committee. The Compensation Committee’s responsibilities include determining the compensation of our chief executive officer (subject to the approval of our non-employee directors), approving the compensation of our chief financial officer and our three other most highly compensated executive officers and recommending to our Board of Directors the compensation to be paid to our non-employee directors. The Compensation Committee also serves as the administrative committee of several of our employee benefit plans.

Our Board of Directors has determined that all of the members of our Compensation Committee are “independent” as defined in the New York Stock Exchange Listing Standards.

Nominating and Corporate Governance Committee. Messrs. Reed (Chairman), Adams, St. George and Ukrop (who is not standing for re-election) are the members of our Nominating and Corporate Governance Committee. This committee’s responsibilities include identifying qualified director nominees, nominating director candidates, recommending director committee assignments and developing and recommending to our Board of Directors corporate governance principles and a corporate code of conduct.

Our Board of Directors has determined that all of the members of our Nominating and Corporate Governance Committee are “independent” as defined in the New York Stock Exchange Listing Standards.

Compensation of Directors

The Compensation Committee annually reviews and recommends to our Board of Directors the compensation of our non-employee directors. As part of this review, the Committee consults with McLagan, a compensation consulting and research firm, to determine the reasonableness and adequacy of our non-employee director compensation. The following table outlines the cash compensation that is paid to our non-employee directors.

Compensation Element	Amount of Compensation
Cash Retainers
Annual Board Retainer	$40,000
Audit Committee Chairman Retainer	$15,000
Nominating and Compensation Committee Chairmen Retainers	$7,500
Lead Independent Director Retainer	$20,000
Audit Committee Member Retainer	$20,000 (paid to all members including the Chair)
Nominating and Compensation Committee Member Retainers	$15,000 (paid to all members including the Chair)
Meeting Fees
Board Meeting Fees	$2,000 per meeting attended beginning with the sixth meeting in the year
Committee Meeting Fees	$2,000 per meeting attended beginning with the sixth meeting in the year

In addition to cash compensation, under the terms of the Legg Mason, Inc. Non-Employee Director Equity Plan, as amended (the “Director Equity Plan”), each of our non-employee directors receives, on the 31 st day after he or she is first elected as a director, and on the date of each subsequent Annual Meeting of Stockholders, his or her choice of:

•	a grant of shares of common stock that have a market value, on the grant date, of $125,000;

•	a grant of shares of common stock that have a market value, on the grant date, of $75,000, plus $50,000 in cash; or

•	a grant of a number of Restricted Stock Units equal to the number of shares that would be granted under the first bullet above.

Restricted Stock Units granted under the Director Equity Plan are payable on a one-for-one basis in shares of common stock within 60 days of the date on which the recipient stops serving as a director of Legg Mason. The number of Restricted Stock Units credited to a director will be increased to reflect all dividends paid on common stock based on the market price of a share of common stock on the dividend payment date. The Director Equity Plan covers an aggregate of 625,000 shares of common stock.

Director Compensation Table

The following table provides information about the compensation earned by our non-employee directors in fiscal year 2009.

Name	Fees Earned or Paid in Cash(1)		Stock Awards		All Other Compensation(2)	Total
Harold L. Adams	$123,000	(3)	$74,994	(4)	$6	$198,000
Robert E. Angelica	128,000	(3)	74,994	(4)	6	203,000
Dennis R. Beresford	87,000		124,990	(5)	10	212,000
John E. Koerner III	71,000		124,990	(5)	10	196,000
Cheryl Gordon Krongard	69,000		124,990	(5)	10	194,000
Scott C. Nuttall	69,000		124,990	(5)	10	194,000
Edward I. O’Brien(6)	30,000		—		—	30,000
W. Allen Reed	96,875		124,990	(5)	10	221,875
Margaret Milner Richardson	70,750		124,990	(5)	10	195,750
Nicholas J. St. George	79,875		124,990	(5)	10	204,875
Roger W. Schipke	80,500		124,990	(5)	10	205,500
Kurt L. Schmoke	63,000		124,990	(5)	10	188,000
James E. Ukrop	71,000		124,990	(5)	10	196,000

(1)	In addition, non-employee directors receive reimbursement of expenses for attendance at meetings.
(2)	Represents cash paid in lieu of fractional shares in connection with grants of Restricted Stock Units or common stock pursuant to the Director Equity Plan during fiscal year 2009.
(3)	Includes $50,000 paid as a portion of the annual award under the Director Equity Plan.
(4)	Represents value of 2,175 shares of common stock granted on July 22, 2008.
(5)	Represents value of 3,625 Restricted Stock Units or shares of common stock granted on July 22, 2008.
(6)	Mr. O’Brien was a director until his term expired on July 22, 2008. Mr. O’Brien’s reported compensation reflects amounts received during fiscal year 2009 through the end of his term.

As of March 31, 2009, our non-employee directors held the following unexercised stock options, all of which had exercise prices that were at or above the market price of our common stock, and Restricted Stock Units:

Name	Unexercised Options(#)	Restricted Stock Units(#)
Harold L. Adams	47,827	—
Robert E. Angelica	—	—
Dennis R. Beresford	22,500	7,577
John E. Koerner III	56,827	5,003
Cheryl Gordon Krongard	6,744	—
Scott C. Nuttall	—	—
W. Allen Reed	—	—
Margaret Milner Richardson	20,827	5,003
Nicholas J. St. George	40,500	7,577
Roger W. Schipke	—	7,577
Kurt L. Schmoke	38,827	1,292
James E. Ukrop	56,827	5,003

CORPORATE GOVERNANCE

Corporate Governance Principles

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has adopted Corporate Governance Principles for our company. These Corporate Governance Principles address, among other things, the following key corporate governance topics: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and an annual performance evaluation of the Board of Directors. A copy of these Corporate Governance Principles is available on our corporate website at www.leggmason.com under the “About Us – Corporate Governance” section. We will provide a copy of the Corporate Governance Principles, without charge, to any stockholder who provides a written request for a copy. Requests for copies should be addressed to the Corporate Secretary, Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202 prior to July 31, 2009 and to the Corporate Secretary, Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202 thereafter.

Code of Conduct

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has adopted a corporate Code of Conduct that applies to all directors, officers and employees of Legg Mason and its subsidiaries. A copy of the Code of Conduct is available on our corporate website at www.leggmason.com under the “About Us – Corporate Governance” section. We intend to satisfy any disclosure requirement regarding any amendment to, or waiver of, our Code of Conduct by posting the information on our corporate website. We will provide a copy of the Code of Conduct, without charge, to any stockholder who provides a written request for a copy. Requests for copies should be addressed to the Corporate Secretary, Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202 prior to July 31, 2009 and to the Corporate Secretary, Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202 thereafter.

Independent Directors

The Board of Directors has made determinations as to the independence of each of our non-employee directors and concluded that Mses. Krongard and Richardson and Messrs. Adams, Angelica, Beresford, Huff, Koerner, Nuttall, Reed, St. George, Schipke, Schmoke and Ukrop qualify as independent directors under the standards promulgated by the New York Stock Exchange (“NYSE”). In reaching these conclusions, the Board applied our Policy Regarding Director Independence Determinations as adopted by the Board in accordance with the rules of the NYSE. A copy of the Policy Regarding Director Independence Determinations is available on our corporate website at www.leggmason.com under the “About Us – Corporate Governance” section.

In determining Mr. Huff’s independence, the Board reviewed his relationship as a former partner of a public accounting firm to which we, and certain funds managed by our subsidiaries, made payments in the ordinary course of business during fiscal year 2009 for providing consulting, tax and compliance services to us, and audit services to the funds. Mr. Huff was not personally involved in any of the services provided to us or the funds.

Director Nomination Process

The Nominating and Corporate Governance Committee will consider all qualified candidates for seats on our Board of Directors identified by members of the Committee, by other members of the Board of Directors, by our management and by our stockholders.

The Board of Directors has set minimum qualification requirements for director nominees in our Corporate Governance Principles. Director nominees are required to possess a broad range of skills, expertise, industry or other knowledge and business or other experience that will be useful to the company. The Nominating and Corporate Governance Committee will review each candidate’s biographical information and determine whether the candidate meets these minimum qualification requirements. The Nominating and Corporate Governance Committee may retain, and pay fees to, a firm to identify potential directors and will typically retain, and pay fees to, a firm to conduct background investigations of candidates under consideration.

After the Nominating and Corporate Governance Committee has determined that a candidate meets the minimum qualification requirements, the Committee will determine whether to nominate the candidate to our Board of Directors. In making this determination, the Nominating and Corporate Governance Committee will consider a number of factors, including:

•	the current size of the Board of Directors, and whether vacancies on the Board are anticipated;

•	the candidate’s judgment, character, expertise, skill, knowledge, experience and collegiality;

•	the overall diversity of perspectives, backgrounds and experiences of the current directors;

•	whether the candidate has special skills, expertise or a background that add to and complement the range of skills, expertise and background of the existing directors; and

•	whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors involves the exercise of judgment and cannot be measured in any mathematical or formulaic way.

Our Amended and Restated Bylaws provide written procedures by which stockholders may recommend nominees to our Board of Directors. The Nominating and Corporate Governance Committee will consider nominees recommended by our stockholders under the same procedure used for considering nominees recommended by other directors or management. The Nominating and Corporate Governance Committee will consider nominee recommendations from stockholders for the next annual meeting of stockholders if it receives the recommendation no later than the 120th day prior to the first anniversary of the mailing date of our prior year’s proxy statement (i.e., by February 22, 2010 for a recommendation in 2010). Stockholders who would like to propose a director candidate for election to our Board of Directors at an annual meeting of stockholders must send written notice to our Corporate Secretary between the 150th day and 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the mailing date of our prior year’s proxy statement (i.e., between January 22, 2010 and February 22, 2010 for nomination in 2010). If we advance or delay our annual meeting by more than 30 days from the first anniversary of the preceding year’s annual meeting, notice must be delivered between the 150th day prior to the date of the annual meeting and 5:00 p.m., Eastern Time, on the later of the 120th day before the meeting or the tenth day following the day on which we publicly announce the date of the meeting. Notice from a stockholder nominating a director must include the following:

•	the name, age, business address and residence address of the recommending stockholder;

•	the class, series and number of all shares of stock of Legg Mason that the recommending stockholder beneficially owns;

•	the date the shares were acquired and the investment intent behind the acquisition; and

•

all other information about the candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (including the nominee’s written consent to being named in the proxy as a nominee and to serve as a director if elected).

We may require that a proposed director nominee furnish other information to enable the Nominating and Corporate Governance Committee to determine the nominee’s eligibility to serve. The Nominating and Corporate Governance Committee will consider a nomination as it deems appropriate in its discretion. However, a nomination that does not comply with requirements discussed above may not be considered. Any nominations should be addressed to the Corporate Secretary, Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202 prior to July 31, 2009 and to the Corporate Secretary, Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202 thereafter.

Policies and Procedures Regarding Related Party Transactions

Under our written policies and procedures regarding related party transactions, the Nominating and Corporate Governance Committee must approve all related party transactions between us or one of our subsidiaries and a director, executive officer or immediate family member of a director or executive officer that would be required to be disclosed in our proxy statements. The policy also authorizes the Chair of the committee to approve, or reject, proposed related party transactions subject to ratification by the full committee at its next regularly scheduled meeting.

Executive Sessions

Executive sessions of our non-management directors are held in conjunction with each regular Board of Directors meeting and may be held at other times as circumstances warrant. Our independent directors annually elect a Lead Independent Director to chair these executive sessions. W. Allen Reed currently serves as the Lead Independent Director.

Communications

All interested parties who wish to communicate with our Board of Directors, the Lead Independent Director or our non-management directors as a group may do so by addressing their written correspondence to the director or directors, c/o Corporate Secretary, Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202 prior to July 31, 2009 and c/o Corporate Secretary, Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202 thereafter. Our Corporate Secretary will forward all correspondence received from stockholders or other interested parties to the director or directors to whom it is addressed.

The Audit Committee has developed procedures for receiving and handling complaints or concerns about our financial statements, internal controls or other financial or accounting matters. Any such complaints or concerns should be sent by mail to the Chairman of the Audit Committee, c/o Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202 prior to July 31, 2009 and c/o Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202 thereafter.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the ownership of Legg Mason common stock as of May 29, 2009 by each of our directors, each individual named in the Summary Compensation Table, all of our executive officers and directors as a group, and each person who, to the best of our knowledge, beneficially owned more than five percent of the outstanding common stock.

NAME OF OWNER	COMMON STOCK BENEFICIALLY OWNED(1)(2)		PERCENT OF OUTSTANDING COMMON STOCK(2)(3)
Dodge & Cox	8,738,974	(4)	6.16%
Invesco Ltd.	7,464,658	(5)	5.26%
Mark R. Fetting	311,441	(6)	*
David R. Odenath	226,368	(6)	*
Joseph A. Sullivan	196,956	(6)(7)	*
James E. Ukrop	184,356	(8)(9)	*
Charles J. Daley, Jr.	173,083	(6)(10)	*
Mike Abbaei	103,156	(6)(11)	*
Harold L. Adams	97,879		*
Nicholas J. St. George	88,171	(8)	*
John E. Koerner III	77,983	(8)(12)	*
Kurt L. Schmoke	43,760	(8)	*
Roger W. Schipke	32,671	(8)(13)	*
Dennis R. Beresford	32,421	(8)	*
Margaret Milner Richardson	25,892	(8)	*
Peter L. Bain	20,163	(6)(14)	*
Cheryl Gordon Krongard	11,609		*
W. Allen Reed	7,431		*
Scott C. Nuttall	5,427		*
Robert E. Angelica	3,707		*
All executive officers and directors as a group (18 persons)(15)	1,583,560		1.11%

*	Less than 1%.

(1)	Except as otherwise indicated and except for shares held by members of an individual’s family or in trust, all shares are held with sole dispositive and voting power.

(2)	Includes, for the individuals listed below, the following number of shares subject to options exercisable within 60 days from May 29, 2009:

Option Holder	Number of Shares
Mr. Fetting	203,002
Mr. Odenath	47,214
Mr. Sullivan	14,164
Mr. Ukrop	56,827
Mr. Daley	122,602
Mr. Abbaei	—
Mr. Adams	47,827
Mr. St. George	40,500
Mr. Koerner	56,827
Mr. Schmoke	38,827
Mr. Schipke	—
Mr. Beresford	22,500
Ms. Richardson	20,827
Mr. Bain	—
Ms. Krongard	6,744
Mr. Reed	—
Mr. Nuttall	—
Mr. Angelica	—
All executive officers and directors as a group (18 persons)	691,861

(3)	For purposes of determining percentages of outstanding common stock, exchangeable shares are not included because none are beneficially owned by any director or executive officer or, to our knowledge, Dodge & Cox or Invesco Ltd.
(4)

Represents shares held by Dodge & Cox, 555 California Street, 40th Floor, San Francisco, CA 94104 in its capacity as investment advisor. 8,738,974 of the shares are held with sole dispositive power and none of the shares are held with shared dispositive power. 8,168,624 of the shares are held with sole voting power and 24,900 of the shares are held with shared voting power. The number of shares in the preceding information is based upon a Schedule 13G report filed by Dodge & Cox reporting ownership as of December 31, 2008. The percentages are based on the total number of outstanding shares of common stock as of May 29, 2009.

(5)

Represents shares held by Invesco Ltd., 1555 Peachtree Street NE, Atlanta, GA 30309 in its capacity as investment advisor. 7,464,658 of the shares are held with sole dispositive power and none of the shares are held with shared dispositive power. 7,464,578 of the shares are held with sole voting power and none of the shares are held with shared voting power. The number of shares in the preceding information is based upon a Schedule 13G report filed by Invesco Ltd. reporting ownership as of December 31, 2008. The percentages are based on the total number of outstanding shares of common stock as of May 29, 2009.

(6)	Includes, for the individuals listed below, the following number of shares of restricted stock. Shares of restricted stock are not held with voting rights and are subject to transfer restrictions.

Name	Number of Shares of Restricted Stock
Mr. Fetting	47,687
Mr. Odenath	140,891
Mr. Sullivan	82,936
Mr. Daley	22,075
Mr. Abbaei	12,766
Mr. Bain	7,942

(7)	Includes 529 shares of common stock held in the Legg Mason Common Stock Fund pursuant to the Legg Mason Profit Sharing and 401(k) Plan and Trust.
(8)	Includes, for the individuals listed below, the following number of Restricted Stock Units. Restricted Stock Units are payable on a one-for-one basis in shares of common stock within 60 days of the date on which the individual stops serving as a director of Legg Mason.

Name	Number of Restricted Stock Units
Mr. Ukrop	5,065
Mr. St. George	7,671
Mr. Koerner	5,065
Mr. Schmoke	1,308
Mr. Schipke	7,671
Mr. Beresford	7,671
Ms. Richardson	5,065

(9)	Includes 81,000 shares subject to a pledge agreement.
(10)	Includes 27,905 shares held in margin accounts subject to a pledge agreement.
(11)	Mr. Abbaei’s reported beneficial ownership of common stock is as of October 12, 2008, the day Mr. Abbaei ceased to serve as an executive officer of Legg Mason and be subject to the reporting requirements under securities laws. Includes 869 shares held in Uniform Transfers to Minors Act accounts for Mr. Abbaei’s children and 81,374 shares held in margin accounts subject to a pledge agreement.
(12)	Includes 3,600 shares owned by Mr. Koerner’s children.
(13)	Includes 25,000 shares of common stock that are held in trust of which Mr. Schipke is trustee.
(14)	Mr. Bain’s beneficial ownership of common stock is as of March 31, 2009, the day Mr. Bain’s employment with Legg Mason terminated and he ceased to be subject to the reporting requirements under securities laws.
(15)	Excludes named executive officers who were not employees as of the record date.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The compensation programs for our executive officers, including those named in the compensation tables of our proxy statements (we refer to these individuals as the “named executive officers”), are designed to attract, motivate and retain the management talent we need to maintain and strengthen our position in the asset management business and to achieve our business objectives. Many of our business objectives tend to require significant lead time to accomplish, increasing our need for a stable and talented management team. In addition, the ability to hire talented employees is critical to succeeding in the asset management industry. To achieve our business goals, including growing our business, we must attract and retain top employees, including executive officers.

We are engaged in a very competitive business. Due to the nature of the industry, asset management personnel and management have significant career mobility and, as a result, the competition for experienced and talented employees in the industry is great. This competition impacts the design and implementation of all of our compensation programs, including those for executive officers.

Compensation Philosophy and Principles

In designing and implementing our compensation programs for named executive officers, we are guided by three basic principles.

Link Compensation to Performance

We believe that compensation levels should reflect performance—both the performance of the recipient and the performance of Legg Mason. As a result, we emphasize incentive compensation that is variable in nature and the amount of which is determined after the end of each fiscal year. Making a significant portion of each executive officer’s compensation variable, and thus subject to reduction or increase based on corporate and individual performance during the year, helps link compensation levels to performance.

Maintain Competitive Compensation Levels

We try to offer programs and levels of compensation that are competitive with those offered by comparable companies in our industry in order to attract, retain and motivate our executive officers. Our compensation must be competitive to engage new and retain current employees. To support this principle, the Compensation Committee of our Board of Directors (the “Committee”) annually reviews compensation survey data to assess the competitiveness of our compensation programs for named executive officers. The Committee uses this data as one factor in determining the appropriate levels of compensation for our executive officers.

Support Retention and Align Interests with Stockholders

In designing and implementing our compensation programs for named executive officers, we seek to implement programs that will encourage them to remain with us and to increase stockholder value. Providing competitive compensation is one way to promote this principle. Another way is through granting long-term equity awards each year. Our named executive officer compensation programs typically involve two types of long-term equity awards: restricted stock and stock options. Each long-term equity award vests over a three to five year period and, subject to a few exceptions, is forfeited if the recipient terminates his or her employment prior to vesting. Since the recipient will forfeit unvested equity awards if he or she terminates employment, the costs to the employee of doing so are increased, thus creating a disincentive to leave. In addition, the long-term equity awards increase in value as our stock price increases, and provide the named executive officer with an opportunity to build up a significant investment in Legg Mason common stock. Thus, equity awards help align the interests of the named executive officer recipients with other stockholders.

Components of Compensation Program

Base Salary

Base salaries provide our named executive officers with a monthly income that is set at the beginning of a fiscal year and generally does not decline from year to year. The non-variable nature of base salaries provides named executive officers with a reliable minimum amount of compensation. We believe competitive base salaries are important in attracting and retaining talented executives, and in fostering a career orientation. Consistent with common practices in the asset management industry, the Committee usually sets base salaries for named executive officers at levels that should make up a low percentage of total compensation. This approach is consistent with linking compensation to performance since most of an executive’s compensation is paid through variable incentive awards.

The Committee reviews, but does not necessarily increase, the base salaries of our named executive officers annually and will typically consider:

•	the responsibilities, performance and experience of the executive officer;

•	base salaries of comparable officers at peer asset management firms; and

•	the recommendations of our Chief Executive Officer (“CEO”) (for all named executive officers other than the CEO).

In considering base salary levels, the Committee does not utilize any specific weighting of these factors. While the Committee conducts annual reviews of base salary amounts, in many years it may elect not to increase a named executive officer’s base salary. This is usually done to limit base salary increases and reinforce the philosophy that the bulk of compensation should normally come from variable incentive awards.

Incentive Compensation

In addition to base salaries, we provide executive officers with annual incentive compensation awards typically paid as cash bonuses and grants of restricted stock. Awards are made after each fiscal year and are based, in part, on our overall performance, and the responsibilities, individual performance and contribution of the recipient. Incentive awards are generally tied to performance and will usually constitute the largest portion of annual compensation paid to executive officers.

In most years, the Committee grants most incentive awards under our Executive Incentive Compensation Plan to ensure tax deductibility under Section 162(m) of the federal tax code. This plan provides for an executive bonus pool based on our net income (before the bonuses are deducted). This plan generated no bonus pool for fiscal year 2009 because we did not have net income. For the reasons discussed below under “Compensation Decisions for Fiscal Year 2009—Chief Executive Officer,” primarily because the lack of a bonus pool resulted from two expense items, the Committee elected to pay fiscal year 2009 incentive compensation that was not under the plan.

After the end of each fiscal year, the Committee approves actual incentive awards to each executive. Our full Board, excluding inside directors, must also approve the award to our CEO. The Committee’s fiscal year 2009 incentive award decisions for our named executive officers are discussed below under the heading “Compensation Decisions for Fiscal Year 2009.” Annual incentive awards are made in cash bonuses and, in most cases, grants of restricted stock. The restricted stock portion is discussed below under “Long-Term Incentive Awards.”

As is the case for fiscal year 2009, the Committee will occasionally award discretionary incentive awards to named executive officers that are not made under the executive incentive plan. The Committee awards these bonuses when the recipient was not named as a participant in the plan at the beginning of the fiscal year or when the Committee determines that the recipient should receive an incentive award larger than the amount available to the executive under the plan.

Long-Term Incentive Awards

Long-term incentive awards are intended to encourage retention of key employees and to reinforce the importance of building long-term value for our stockholders. Although our equity incentive plan provides the flexibility to issue many different types of long-term incentive awards, the Committee typically issues only stock options and restricted stock to our named executive officers. All long-term incentive awards issued for fiscal year 2009 were from our stockholder-approved Legg Mason, Inc. 1996 Equity Incentive Plan.

Stock Options

Stock options are rights to purchase a specified number of shares of Legg Mason common stock at a pre-determined price. Because the exercise price of an option (the price at which the shares may be purchased) is fixed, an option becomes more valuable as the price of our common stock increases. Alternatively, an option receipient will not receive any value from a stock option if the price of our common stock decreases below the exercise price of the option. Therefore, stock option grants are intended to focus management’s attention on long-term stock price appreciation. Stock options are also a valuable retention tool because our option grants usually become exercisable (vest) over a period of time and, with a few limited exceptions, unvested options are forfeited if the recipient’s employment terminates. The options granted to our named executive officers in fiscal 2009:

•	expire in eight years;

•	have an exercise price equal to the average of the high and low trading prices of our common stock on the grant date; and

•	vest in 20% increments in each of the five years after the grant date.

The Committee granted stock options for fiscal year 2009 to our named executive officers at the Committee’s regular quarterly meeting on July 21, 2008, at the same time it granted options to other senior employees. The July Committee meeting was chosen as the day to grant stock options because Legg Mason has historically granted stock options on the day of the July Committee meeting. We do not have any program, plan or practice to time option grants with the release of material non-public information. Because we grant options on the Committee meeting day, the company may be in possession of material non-public information when options are granted. If the company is in possession of material non-public information, either favorable or unfavorable, when options are granted, the Committee does not take the information into consideration in determining option award amounts. The Committee also awarded stock options to Messrs. Odenath and Sullivan in October 2008 as a portion of their sign-on bonuses and to Mr. Odenath in May 2009 as a portion of his incentive award for fiscal year 2009.

Restricted Stock

Restricted stock are shares of our common stock that may not be transferred, and are subject to forfeiture, over a specified period. A portion of the restricted stock the Committee awarded our named executive officers was part of their annual incentive awards. We believe paying a portion of incentive compensation in restricted stock is more aligned with stockholder interests than paying awards entirely in cash. The other portion was awarded as an additional long-term incentive award or, in certain cases, as part of a sign-on bonus. The restricted stock granted to our named executive officers for fiscal year 2009 may not be transferred, and, subject to a few exceptions, will be forfeited if the recipient’s employment ends before the shares have vested. Restricted shares vest in either one-quarter increments at the end of each of the four years, or one-third increments at the end of each of the three years, after grant. Because of forfeiture if the recipient’s employment ends before the shares have vested, restricted stock serves as a valuable retention tool.

Other Compensation

Our named executive officers may participate, on an elective basis, in three other compensation plans. Two of these plans, our Profit Sharing and 401(k) Plan and our Employee Stock Purchase Plan, are generally available to all employees1. Under the Profit Sharing and 401(k) Plan, employees may set aside a portion of their compensation for retirement on a pre-tax basis. The company matched up to $5,000 contributed for each employee in fiscal year 2009. The company also may elect to make annual profit sharing contributions to employee accounts. However, no contributions were made for fiscal year 2009. During fiscal year 2009, Messrs. Fetting, Daley and Bain received $5,000 under the Profit Sharing and 401(k) Plan in matching dollars. Our Employee Stock Purchase Plan allows U.S.-based employees, including named executive officers, to elect to apply up to 10% of their income, to an annual maximum of $22,700, to purchase shares of our common stock. The company contributes to the plan 10% of the contributions of each employee, which are used to purchase common stock for the employee. During fiscal year 2009, Messrs. Abbaei and Daley participated in our Employee Stock Purchase Plan.

Our phantom stock plan is a non-qualified deferred compensation plan available only to select employees, including named executive officers, based on responsibilities and compensation levels. Under the plan, participants may elect to defer up to $60,000 in annual compensation on a pre-tax basis. Amounts deferred are deemed invested in “phantom” shares of our common stock at a price of 90% of the market price on the deemed investment date. Dividends paid on our common stock are credited to the “phantom” stock at 95% of the market price on the dividend payment date. Amounts deferred are distributed in shares of our common stock after the participant’s employment with Legg Mason has terminated. During fiscal year 2009, Messrs. Abbaei and Bain were the named executive officers who actively participated in this plan.

[1]	Certain of our asset management subsidiaries operate their own benefit plans, which are offered to their employees in lieu of offering the corporate plans, or have elected to not participate in the Profit Sharing and 401(k) Plan or the Employee Stock Purchase Plan.

Implementation of Named Executive Officer Compensation Programs

Role of Compensation Committee and Non-Employee Directors

The Committee is responsible for overseeing and implementing our named executive officer compensation programs. The Committee’s roles include:

•	determining the short- and long-term incentive compensation of our CEO;

•	establishing and approving compensation plans for named executive officers based on the recommendations of the CEO and senior management;

•	annually reviewing and, where appropriate, adjusting the base salaries of our named executive officers; and

•	approving the short- and long-term incentive compensation of named executive officers.

Our full Board, excluding inside directors, must approve the Committee’s determinations regarding CEO compensation.

Role of Management

Our management, under the leadership of our CEO, plays an important role in establishing and maintaining our named executive officer compensation programs. Management’s role includes recommending plans and programs to the Committee, implementing the Committee’s decisions regarding the plans and programs and assisting and administering plans in support of the Committee. Our CEO also provides information on the individual performance of the other named executive officers and makes annual recommendations to the Committee on compensation levels for all other named executive officers.

Role of Compensation Consultant

The Committee’s charter gives it the authority to retain compensation consultants and other advisors to assist it in performing its duties. For fiscal 2009, the Committee retained McLagan, a well-regarded firm that specializes in the financial services sector and provides market compensation data and trends of relevant competitors. As directed by the Committee, McLagan participates in Committee meetings, provides counsel on compensation-related issues and, in particular, provides advice with respect to annual base salaries and incentive compensation awards for our executive officers. In fiscal year 2009, McLagan advised the Committee that the annual incentive awards it awarded, or approved for, our named executive officers were reasonable in light of competitive market practices. McLagan also assists the Committee by providing comparative market data on compensation practices and programs based on an analysis of competitors and provides guidance on industry trends, best practices and market and regulatory developments.

In assisting the Committee, McLagan has assembled a list of relevant public and private competitor firms to use in comparing compensation programs. McLagan maintains the confidentiality of the pay practices and pay information of each individual competitor within the group by providing us with unattributed information about the group as a whole. The companies on the list are AllianceBernstein, Barclays Global Investors, Blackrock Financial Management, BNY Mellon, The Capital Group Companies, Deutsche Asset Management, Eaton Vance Management, Federated Investors, Fidelity Investments, Franklin Templeton Investments, Invesco Ltd., Janus Capital Group, JP Morgan Asset Management, MFS Investment Management, Morgan Stanley Investment Management, Neuberger Berman, Nuveen Investments, PIMCO Advisors, Putnam Investments, State Street Global Advisors, T. Rowe Price Associates, UBS Global Asset Management and The Vanguard Group. The Committee and McLagan use this group of relevant competitors to (1) compare our compensation programs with those of our competitors and (2) compare the compensation levels of our named executive officers to the compensation levels of comparable officers of companies in the group.

Tax Deductibility of Annual Compensation

Section 162(m) of the Internal Revenue Code limits tax deductions for certain annual compensation in excess of $1,000,000 paid to individuals named in the summary compensation tables of public company proxy statements. An exception to this limitation is for compensation based on the attainment of objective performance criteria that have, among other things, been approved by stockholders. Our Executive Incentive Compensation Plan is designed to qualify for this exception and permit the full deductibility of compensation awarded under the plan, including restricted stock awards. Another exception to this deductibility limit covers stock options.

The Committee intends to continue to pursue compensation programs that are designed to be fully deductible. However, when circumstances warrant, such as during fiscal year 2009 for the reasons described below under “Compensation Decisions for Fiscal Year 2009—Chief Executive Officer,” the Committee may award discretionary incentive awards to named executive officers that are not fully deductible under Section 162(m) as the Committee must balance the effectiveness of executive compensation plans with the materiality of reduced tax deductions.

Compensation Decisions for Fiscal Year 2009

The following table shows the named executive officer compensation for fiscal year 2009 that was awarded or approved by the Committee. Mr. Abbaei is excluded from the table because he was not an employee for the entire fiscal year. This table differs from the Summary Compensation Table below primarily in that it includes the award date value of equity awards made for fiscal year 2009 rather than including, as required by SEC rules, the compensation expense recognized in our financial statements for equity awards (which includes amounts for awards made in prior years that vested during fiscal year 2009).

Executive	Base Salary Paid	Total Annual Incentive Award(1)	Other Long Term Incentive Awards(2)		Total Compensation for Fiscal 2009		Percentage Change from Total Compensation for Fiscal 2008
Mark R. Fetting	$500,000	$1,357,143	$1,719,800		$3,576,943		-29%
Charles J. Daley, Jr.	250,000	1,187,500	807,247		2,244,747		-18
Peter L. Bain(3)	350,000	2,700,000	941,505	(4)	3,991,505		-12
David R. Odenath(5)	184,280	5,875,000	—	(6)	6,059,280	(6)	N/A
Joseph A. Sullivan(7)	184,280	2,500,000	—	(6)	2,684,280	(6)	N/A

(1)	Includes cash bonus and dollar value of restricted stock awards for Messrs. Fetting, Daley, Sullivan and Odenath; also includes dollar value of stock option award for Mr. Odenath.
(2)	Includes dollar value of stock option and restricted stock awards to Messrs. Fetting, Daley and Bain in July 2008.
(3)	Mr. Bain’s employment was terminated on March 31, 2009. Mr. Bain’s annual incentive award was agreed in connection with the termination of his employment, when he also agreed to not compete for a 6-month period and to forfeit his 20,000 outstanding performance shares.
(4)	As a result of the termination of Mr. Bain’s employment, his other long-term incentive awards have terminated in accordance with their terms.
(5)	In connection with hiring Mr. Odenath effective September 2008, we entered into a two-year agreement providing for minimum annual incentive awards. The annual incentive award for fiscal year 2009 equals the minimum amount under that agreement. A portion of Mr. Odenath’s annual incentive award was intended to compensate for three months of forfeited compensation at his prior employer.

(6)	Messrs. Odenath and Sullivan also received $4.2 million and $1.5 million, respectively, in one-time restricted stock and stock option awards as sign-on bonuses under their employment agreements, primarily to replace equity forfeited at prior employers. These awards are excluded from the table because they are not considered part of regular compensation for fiscal year 2009.
(7)	In connection with hiring Mr. Sullivan effective September 2008, we entered into a one-year agreement providing for a minimum annual incentive award. The annual incentive award equals this minimum amount.

Chief Executive Officer

In April 2008, the Committee established, and our non-employee directors approved, a fiscal year 2009 base salary of $500,000 for Mr. Fetting. This is the same base salary established for Mr. Fetting when he became Chief Executive Officer in January 2008. In considering this base salary, the Committee considered the factors discussed above under “Components of Compensation Program—Base Salary.” The Committee decided not to adjust Mr. Fetting’s base salary for fiscal year 2009 because the salary amount was consistent with the Committee’s objectives.

In June 2008, the Committee decided that Mr. Fetting would be awarded no more than 21% of the bonus pool under our Executive Incentive Compensation Plan for fiscal year 2009. In April 2009, the Committee considered the annual incentive award for fiscal year 2009 for Mr. Fetting. The Committee noted that, since Legg Mason had a net loss for the fiscal year, there was no bonus pool under the Executive Incentive Compensation Plan. The Committee recognized, however, that the net loss resulted primarily from two items—the $1.4 billion in charges (net of taxes and related expense reductions) resulting from support for money market funds, including purchasing and reselling at a loss securities issued by structured investment vehicles, and $860 million (net of taxes) of goodwill and intangible asset impairment charges. If those two items are excluded, Legg Mason would have had net income, and the plan would have produced a total bonus pool large enough to accommodate the annual incentive awards made. Although the terms of the plan do not explicitly provide for the exclusion of those items, the Committee considered the items to be extraordinary expenses. The Committee ultimately decided to make incentive awards after considering the nature of the two large expense items, management contributions during an unprecedented period, market compensation levels for senior officers and the disappointing financial results for which management is ultimately responsible.

The Committee then considered Legg Mason’s performance in fiscal year 2009, and compared the performance measures to the performance metrics for competing asset management companies. The performance statistics considered by the Committee included: the amount of net outflows in assets under management, the changes in assets under management, the investment performance of certain key products managed by Legg Mason’s subsidiaries, the changes in the company’s revenues, pre-tax loss and earnings per share over the last two fiscal years, and changes in the trading price of Legg Mason common stock.

The Committee also took into account subjective measures of Mr. Fetting’s responsibilities and performance during fiscal year 2009, including:

•	Mr. Fetting’s leadership of the company during one of the worst financial crises of the last 100 years, which particularly affected financial services companies;

•

the successful reorganization of the Company’s senior management team with the hiring of three new executive officers (two during the fiscal year) and the promotion of an employee into executive officer responsibilities, and the smooth transition of management responsibilities after the executive team was completed;

•	achieving $135 million in annual run rate savings in Legg Mason’s corporate cost structure;

•	the elimination of the exposure, which, as fall 2007 was $10 billion, of Legg Mason and the money market funds it manages to securities issued by structured investment vehicles; and

•	the fortifying of the Company’s balance sheet early in the fiscal year with the successful raising of $1.15 billion in additional capital through the sale of Equity Units.

In addition, the Committee considered advice from McLagan as to compensation levels of chief executive officers of relevant competitor asset management firms and the reasonableness of the amount of the award the Committee was considering. Because our March 31 fiscal year-end is later than the fiscal year-ends of many competitors, McLagan is able to provide recent and up-to-date data about market practices. Taking these factors into account, the Committee established an incentive award of $1.36 million for Mr. Fetting (30% of which was paid in shares of restricted stock and the remainder in cash). Our Board, excluding inside directors, approved this award.

The $1.36 million incentive award to Mr. Fetting is 52% less than Mr. Fetting’s $2.83 million incentive award for fiscal year 2008. Mr. Fetting’s total compensation awarded for fiscal year 2009, including the other long-term incentive awards discussed below, was approximately 29% less than his total compensation for the prior fiscal year. Despite the fact that Mr. Fetting’s individual performance during the year was strong, the Committee felt that these reductions were appropriate and consistent with its principle of linking pay to performance after taking into account the company’s performance metrics discussed above. Mr. Fetting’s incentive award was lower than the awards of most of the other named executive officers based on Mr. Fetting’s recommendations and a greater emphasis placed on corporate metrics in determining Mr. Fetting’s compensation.

In addition to the shares of restricted stock issued as part of Mr. Fetting’s annual incentive award, the Committee also awarded Mr. Fetting in July 2008 20,000 shares of restricted stock and options to purchase 60,000 shares of common stock. These awards were made as part of the Committee’s usual practice of issuing long-term incentive awards in July. The Committee made these awards after taking into consideration the responsibilities of Mr. Fetting as Chief Executive Officer of Legg Mason; the number of unvested options, options that had exercise prices above the market price for our stock and shares of restricted stock held by Mr. Fetting; and Mr. Fetting’s individual performance.

Other Named Executive Officers

In April 2008, the Committee approved fiscal year 2009 base salaries of $350,000 for Mr. Bain and $250,000 for Messrs. Abbaei and Daley. In approving these base salaries, the Committee considered the factors discussed above under “Components of Compensation Program—Base Salary,” including the recommendations of Mr. Fetting. The Committee elected not to adjust the base salaries of any of these officers because it felt that their base salaries were consistent with the Committee’s objectives.

Effective September 2008, Legg Mason hired Messrs. Odenath and Sullivan. As part of the agreements reached in hiring them, it was agreed that they would each receive base salaries during the remainder of fiscal year 2009 and, in the case of Mr. Odenath, fiscal year 2010 as well, at the annual rate of $350,000.

In November 2008, Mr. Abbaei’s employment with Legg Mason terminated. At the time his employment ended, Mr. Abbaei was awarded $1.77 million in cash incentive compensation for fiscal year 2009. The award was a pro rata percentage of the cash portion of his fiscal year 2008 incentive award based on the percentage of the fiscal year that he was employed.

In March 2009, Mr. Bain’s employment with Legg Mason terminated. Mr. Bain’s annual incentive award for fiscal year 2009 of $2.7 million in cash was agreed with Mr. Bain in connection with the termination of his employment. The award was approximately equal to Mr. Bain’s incentive award for fiscal year 2008, although the fiscal year 2009 award was paid entirely in cash since Mr. Bain’s employment was ending. Of the $2.7 million incentive award, $1 million had been paid in October 2008 as an interim incentive award. As part of the agreements reached when his employment ended, Mr. Bain agreed to not compete for a 6-month period and to forfeit his 20,000 outstanding performance shares, 80% of which otherwise would have continued vesting, subject to certain conditions, notwithstanding the termination of his employment.

In April 2009, the Committee approved the annual incentive awards for Messrs. Daley, Odenath and Sullivan. In approving these awards, the Committee considered the recommendations of Mr. Fetting, the Legg Mason performance measures that it considered in establishing Mr. Fetting’s incentive award, in the case of Mr. Daley, his historical incentive awards, in the case of Messrs. Odenath and Sullivan, the minimum incentive award amounts for fiscal year 2009 that were agreed when they were hired and subjective factors about each executive officer including:

•	the responsibilities of the officer;

•	Mr. Fetting’s views as to the individual performance and contributions by the named executive officer during the fiscal year; and

•	Mr. Fetting’s views of the initiative, business judgment and management skills of the named executive officer.

In addition, the Committee considered accomplishments of the management team during the fiscal year, including:

•	the elimination of the exposure of Legg Mason and the money market funds it manages to securities issued by structured investment vehicles;

•

the successful balance sheet management during the fiscal year, including raising $1.15 billion in additional capital through the sale of Equity Units and several amendments to financial covenants in bank credit agreements;

•	the smooth transition in the executive management team and management responsibilities; and

•	achieving $135 million in run rate savings in Legg Mason’s corporate cost structure.

The Committee also considered advice from McLagan as to compensation levels at relevant competitor asset management firms and the reasonableness of the award that the Committee was considering approving for each officer. Taking these factors into account, the Committee approved an incentive award of $1.2 million for Mr. Daley. Messrs. Odenath and Sullivan received the minimum incentive amounts provided in their agreements of $5.9 million and $2.5 million, respectively.

The incentive award for Mr. Daley was paid primarily in cash and 20% in shares of restricted stock. This incentive award represented a slight reduction from the incentive award Mr. Daley received for fiscal year 2008. Mr. Daley’s total compensation awarded for fiscal year 2009, including the other long-term incentive awards discussed below, was approximately 18% less than his total compensation for the prior fiscal year. The Committee believes that these award amounts are appropriate based on the corporate performance measures discussed above and taking into account Mr. Fetting’s evaluation of Mr. Daley’s valuable performance as CFO during this particularly difficult fiscal year.

The incentive awards to Mr. Odenath and Sullivan were paid 58% and 62% in cash and 21% and 38% in shares of restricted stock, respectively. In addition, 21% of the incentive award to Mr. Odenath was paid in stock options. These incentive awards were equal to the minimum incentive award amounts agreed with these individuals in connection with them being hired in September 2008.

In addition to the shares of restricted stock issued as part of their annual incentive awards, the Committee also awarded in July 2008 options to purchase 35,000, and 30,000 shares of common stock and 9,850 and 8,450 shares of restricted stock to Messrs. Bain and Daley, respectively. These awards were made as part of the Committee’s usual practice of issuing long-term incentive awards in July. The Committee made these long-term incentive awards based on Mr. Fetting’s recommendations after taking into consideration the levels of responsibility of each officer; the number of unvested options held by each officer; and the individual performance of each officer. Mr. Bain’s long-term incentive award was forfeited under its terms when his employment ended at the end of the fiscal year.

In October 2008, the Committee awarded Messrs. Odenath and Sullivan 236,072 and 70,822 stock options and 114,787 and 50,641 shares of restricted stock, respectively. The awards were made under the terms of the agreements reached in hiring these individuals. The awards were sign-on bonuses, intended primarily to replace equity forfeited at their prior employers.

Summary Compensation Table

The following table summarizes the total compensation during the fiscal year ended March 31, 2009 of our Chief Executive Officer, our Chief Financial Officer, each of our three other most highly compensated executive officers during the fiscal year and one former executive officer whose employment terminated during the fiscal year. This table differs from the table above under “Compensation Discussion and Analysis—Compensation Decisions for Fiscal Year 2009” primarily in that it includes the compensation expense recognized in our financial statements for equity awards (which includes amounts for awards made in prior years that vested during fiscal year 2009) as required by SEC rules, rather than including the award date value of equity awards made for fiscal year 2009 and includes one former executive officer whose employment ended during the fiscal year.

Name and Principal Position	Year	Salary		Bonus(1)(2)		Stock Awards(3)	Option Awards(4)	All Other Compensation(5)	Total
Mark R. Fetting	2009	$500,000		$950,000		$3,424,994	$1,644,609	$32,416	$6,552,019
Chairman of the Board, President and Chief Executive Officer	2008	333,333		1,925,000		936,422	1,478,513	30,431	4,703,699
	2007	300,000		3,218,750		340,532	1,143,153	31,698	5,034,133
Charles J. Daley, Jr.	2009	250,000		950,000		278,765	984,471	15,384	2,478,620
Senior Vice President, Chief	2008	250,000		960,000		154,340	905,176	24,584	2,294,100
Financial Officer and Treasurer	2007	250,000		1,101,562		109,940	695,495	27,398	2,184,395
Mike Abbaei(6)	2009	145,833	(7)	1,770,000	(8)	523,446	200,810	40,046	2,680,135
Former Executive Vice President	2008	250,000	(7)	3,000,000		241,955	768,910	35,490	4,296,355
Peter L. Bain(9)	2009	350,000	(7)	2,700,000	(10)	1,617,023	288,408	29,707	4,985,138
Former Senior Executive Vice President	2008	308,333	(7)	2,160,000		472,950	1,121,957	35,733	4,098,973
	2007	300,000	(7)	2,538,750		286,068	883,137	37,547	4,045,502
David R. Odenath(11)	2009	184,280		3,375,000	(12)	485,714	333,334	53,794	4,432,122
Senior Executive Vice President
Joseph A. Sullivan(11)	2009	184,280		1,545,000	(12)	214,286	100,001	12,316	2,055,883
Senior Executive Vice President

(1)	No fiscal year 2009 payments were made under the Executive Incentive Compensation Plan because the plan provided for no bonus pool primarily as a result of two expense items – impairment charges and liquidity fund support, which, if excluded, would have resulted in a sufficient bonus pool to pay the awarded bonuses. The Compensation Committee decided to award, or approve, incentive compensation to executive officers for fiscal year 2009. See Compensation Discussion and Analysis — Compensation Decisions for Fiscal Year 2009 for further discussion regarding these incentive awards.

(2)	Does not include $407,143, $237,500, $1,250,000 and $955,000 awarded for fiscal year 2009 and paid in shares of restricted stock to Messrs. Fetting, Daley, Odenath and Sullivan, respectively, on May 18, 2009. Also does not include $1,250,000 awarded for fiscal year 2009 and paid in stock options to Mr. Odenath on May 18, 2009. These awards are included in the Grants of Plan-Based Awards Table below.
(3)	Represents restricted stock and performance share award dollar amounts recognized as expense for financial statement reporting purposes in fiscal year 2009 in accordance with applicable accounting standards. The restricted stock awards included in this table were awarded for fiscal years 2006, 2007, 2008 or 2009 and the performance share awards included in this table were awarded in January 2008. Performance share awards are valued for purposes of this table using the Monte-Carlo Simulation option pricing model. The following assumptions were made for purposes of this calculation: a stock price volatility of 36.02%, a risk free interest rate of 3.30% and a dividend yield of 1.33%. During fiscal year 2009, Mr. Bain voluntarily forfeited 20,000 performance shares, resulting in an acceleration of the award expense that is included in the table. In addition, the termination of Mr. Bain’s employment resulted in a termination of 9,850 shares of restricted stock under the terms of the award.
(4)	Represents the stock option award dollar amounts recognized for financial statement reporting purposes in fiscal year 2009 in accordance with applicable accounting requirements. The stock option awards included in this table were awarded in fiscal years 2004, 2005, 2006, 2007, 2008 or 2009. Stock option awards are valued for purposes of this table using the Black-Scholes option pricing model or, for market based performance grants, the Monte-Carlo Simulation option pricing model. See the “Summary of Significant Accounting Policies” footnote or the “Stock-Based Compensation” footnote to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year in which the award was made for a discussion of the assumptions used in estimating the value of each award. The termination of the employment of Messrs. Abbaei and Bain resulted in a termination of 52,810 and 97,751 stock options, respectively, under the terms of the awards.
(5)	Includes, for fiscal year 2009, contributions made by Legg Mason to Messrs. Fetting, Daley and Bain pursuant to our Profit Sharing and 401(k) Plan and Trust, Legg Mason’s matching contributions under the Employee Stock Purchase Plan to Messrs. Daley and Abbaei, discount amounts credited to Messrs. Fetting, Abbaei, and Bain under our Deferred Compensation/Phantom Stock Plan, dividends paid on unvested shares of restricted stock, Basic Life and Accidental Death and Dismemberment insurance premiums paid by Legg Mason, $16,346 paid to Mr. Abbaei upon termination for unused paid-time-off and $26,083 for temporary housing related expenses for Mr. Odenath.
(6)	Mr. Abbaei was not a named executive officer prior to fiscal year 2008. Mr. Abbaei’s employment terminated on November 1, 2008.
(7)	Includes $60,000 in cash compensation with respect to which both Messrs. Abbaei and Bain elected to defer receipt under our Deferred Compensation/Phantom Stock Plan. See the Non-Qualified Deferred Compensation Table below.
(8)	Upon termination, Mr. Abbaei was awarded fiscal year 2009 incentive compensation based on a pro rata percentage of the cash portion of his fiscal year 2008 incentive award equal to the percentage of the fiscal year that he was employed.
(9)	Mr. Bain’s employment terminated on March 31, 2009.
(10)	Mr. Bain’s annual incentive compensation for fiscal year 2009 was agreed in connection with the termination of his employment at which time he also agreed to not compete for six months and to forfeit his performance shares.
(11)	Messrs. Odenath and Sullivan became Legg Mason employees in fiscal year 2009.

(12)	The incentive awards for Messrs. Odenath and Sullivan equal the minimum incentive award amounts agreed in connection with their hiring in September 2008. A portion of the agreed minimum award for Mr. Odenath represents replacement of three months of forfeited compensation at his prior employer.

Grants of Plan-Based Awards

The following table provides information concerning each plan-based award granted for the fiscal year ended March 31, 2009 to our named executive officers.

Name	Grant Date	Committee Action Date	All Other Stock Awards: Number of Shares of Stock or Units(#)(1)	All Other Option Awards: Number of Securities Underlying Options(#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Close Price	Full Grant Date Fair Value(4)
Mark R. Fetting	07/21/2008	07/21/2008		60,000	$33.97	$32.31	$1,040,400	(5)
	07/21/2008	07/21/2008	20,000		—	32.31	679,400	(6)
	05/18/2009	04/27/2009	20,965		—	19.81	407,143	(6)

Charles J. Daley, Jr.	07/21/2008	07/21/2008		30,000	33.97	32.31	520,200	(5)
	07/21/2008	07/21/2008	8,450		__	32.31	287,047	(6)
	05/18/2009	04/27/2009	12,230		—	19.81	237,500	(6)

Mike Abbaei	—	—	—	—	—	—	—

Peter L. Bain	07/21/2008	07/21/2008		35,000	33.97	32.31	606,900	(5)
	07/21/2008	07/21/2008	9,850		—	32.31	334,605	(6)

David R. Odenath(7)	10/27/2008	10/27/2008		236,072	14.81	13.90	2,500,000	(5)
	10/27/2008	10/27/2008	114,787		—	13.90	1,700,000	(6)
	05/18/2009	04/27/2009		110,229	19.42	19.81	1,250,000	(5)
	05/18/2009	04/27/2009	64,367		—	19.81	1,250,000	(6)

Joseph A. Sullivan(7)	10/27/2008	10/27/2008		70,822	14.81	13.90	750,000	(5)
	10/27/2008	10/27/2008	50,641		—	13.90	750,000	(6)
	05/18/2009	04/27/2009	49,176		—	19.81	955,000	(6)

(1)	Shares of restricted stock were awarded pursuant to our 1996 Equity Incentive Plan in July 2008 as long-term incentive awards, in October 2008 as a portion of sign-on bonuses for two new executive officers and in May 2009 as part of fiscal year 2009 incentive compensation. The vesting schedules for the restricted stock awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Dates
07/21/08	25% vests each year for four years from the date of grant	04/30/09, 04/30/10, 4/30/11, 4/30/12
10/27/08	33 1/3 % vests each year for three years from the date of grant	04/30/09, 04/30/10, 4/30/11
05/18/09	25% vests each year for four years from the date of grant	04/30/10, 04/30/11, 4/30/12, 4/30/13

Dividends are paid on shares of restricted stock at the same time, and in the same amounts, as dividends are paid on other outstanding shares of our common stock.

(2)	All stock options were awarded pursuant to our 1996 Equity Incentive Plan. The options vest and become exercisable ratably over five years commencing on July 23, 2009, except the options granted to Mr. Odenath in May 2009 vest and become exercisable ratably over five years commencing on July 23, 2010.
(3)	The exercise price equals the average of the high and low trading prices of our common stock on the New York Stock Exchange on the grant date, except the exercise price of Mr. Odenath’s May 18, 2009 stock option award equals the average of the high and low trading prices of our common stock on the day the award was approved by the Compensation Committee.
(4)	The Full Grant Date Fair Value is the total amount that we will recognize as an expense over the award’s vesting period under applicable accounting requirements. A pro rata portion of this amount will be included in our Summary Compensation Table each year during the award’s vesting period.

(5)	For stock options, we calculate the grant date fair value using the Black-Scholes option pricing model value on the grant date except for Mr. Odenath’s May 18, 2009 stock option award that was calculated using the Black-Scholes option pricing model value on the day the Compensation Committee approved the award. The following assumptions were made for purposes of this calculation:

	07/21/08 Awards	10/27/08 Awards	05/18/09 Awards
Expected Term	7.41 years	7.11 years	6.90 years
Dividend Yield	0.86%	0.99%	1.19%
Stock Price Volatility	47.85%	84.68%	65.74%
Risk Free Interest Rate	3.98%	3.89%	2.82%

The actual value realized, if any, on stock option exercises will be dependent on overall market conditions, our future performance and the future prices of our common stock. There can be no assurances that the actual value realized will approximate the amount calculated under the valuation model.

(6)	For restricted stock, we calculate the grant date fair value by multiplying the number of shares granted by the average of the high and low trading prices of our common stock on the New York Stock Exchange on the day the award was approved by the Compensation Committee.
(7)	The awards granted to Messrs. Odenath and Sullivan in October 2008 and May 2009 were awarded pursuant to agreements made in connection with their hiring in September 2008. The awards granted in October 2008 were sign-on bonuses primarily intended to replace equity forfeited at prior employers.

Employment-Related Agreements

On August 29, 2008, we entered into a two-year agreement with Mr. Odenath providing for him to be hired as Senior Executive Vice President beginning September 2008. Mr. Odenath is a seasoned executive who was hired to head our Americas division. Pursuant to the agreement, Mr. Odenath is entitled to receive an annual base salary of $350,000; total cash compensation of no less than $3,750,000 for fiscal year 2009; and a deferred compensation award of no less than $2,500,000 in May 2009, split equally in value between stock options and restricted stock. The agreement also provides for a minimum incentive award amount for fiscal year 2010. These compensation guarantees will terminate if Mr. Odenath resigns or is terminated for cause prior to March 31, 2010. In addition, as a sign-on bonus, we agreed to make a one time award of stock options with a value of $2,500,000 and an award of restricted stock with a value of $1,700,000 to Mr. Odenath in October 2008. If Mr. Odenath’s employment terminates other than for cause or he resigns prior to the full vesting of the one time grant of stock options and restricted stock, the unvested portion of each award will either be accelerated or paid out in cash, at our election. Under the terms of the agreement, we also provided temporary housing in Baltimore for six months. The agreement also required that Mr. Odenath not compete with us for a period of one year after termination of his employment.

On August 25, 2008 we entered into an agreement with Mr. Sullivan providing for him to be hired as Senior Executive Vice President-Chief Administrative Officer beginning in September 2008. Pursuant to the agreement, Mr. Sullivan was entitled to receive minimum incentive compensation for fiscal year 2009 equal to the incentive award that he received and is described above. In addition, the letter provided for Mr. Sullivan to receive, as a sign-on bonus, the stock options and shares of restricted stock that were awarded to him in October 2008 and are described in the Grants of Plan-Based Awards table above, intended primarily to replace equity forfeited at his prior employer.

In March 2009, in connection with the termination of Mr. Bain’s employment, we agreed to pay him the fiscal year 2009 incentive award described above, he agreed to not compete for a six-month period and to forfeit his outstanding performance shares.

Outstanding Equity Awards at March 31, 2009

The following table provides information as of March 31, 2009 about the outstanding equity awards held by our named executive officers.

	Option Awards(1)(2)						Stock Awards(3)
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Mark R. Fetting	07/24/2001	37,501	—		$32.69	07/22/2009
	07/23/2002	21,001	—		26.31	07/22/2010
	07/22/2003	10,500	—		46.39	07/22/2011
	07/20/2004	12,000	3,000		52.07	07/22/2012
	06/09/2005	6,000	4,000		85.76	07/22/2013
	10/17/2005	33,750	11,250	(4)	104.00	07/19/2013
	11/29/2005	9,000	6,000		122.91	07/22/2013
	11/29/2006	16,000	24,000		95.66	07/22/2014
	07/18/2007	9,000	36,000		100.77	07/22/2015
	07/21/2008	—	60,000		33.97	07/22/2016
	05/16/2006						1,576	$25,058
	05/16/2007						3,880	61,962
	01/28/2008								100,000	(5)	$1,590,000
	05/16/2008						14,673	233,301
	07/21/2008						20,000	318,000

Charles J. Daley, Jr.	07/24/2001	18,001	—		$32.69	07/22/2009
	07/23/2002	20,251	—		26.31	07/22/2010
	07/22/2003	8,250	—		46.39	07/22/2011
	07/20/2004	4,080	1,020		52.07	07/22/2012
	10/17/2005	22,500	7,500	(4)	104.00	07/19/2013
	11/29/2005	6,000	4,000		122.91	07/22/2013
	11/29/2006	10,000	15,000		95.66	07/22/2014
	07/18/2007	6,000	24,000		100.77	07/22/2015
	07/21/2008	—	30,000		33.97	07/22/2016
	05/16/2006						529	$8,411
	05/16/2007						1,324	21,052
	05/16/2008						4,268	67,861
	07/21/2008						8,450	134,355

Mike Abbaei(6)	05/16/2006						739	11,750
	05/16/2007						1,819	28,922
	05/16/2008						17,785	282,782

Peter L. Bain(6)(7)	07/24/2001	37,501	—		32.69	07/22/2009
	07/23/2002	21,001	—		26.31	07/22/2010
	07/22/2003	10,500	—		46.39	07/22/2011
	07/20/2004	8,000	—		52.07	07/22/2012
	10/17/2005	26,250	—		104.00	07/19/2013
	11/29/2005	9,000	—		122.91	07/22/2013
	11/29/2006	12,000	—		95.66	07/22/2014
	07/18/2007	7,000	—		100.77	07/22/2015
	05/16/2006						1,251	19,891
	05/16/2007						3,079	48,956
	05/16/2008						9,604	152,704

David R. Odenath	10/27/2008	—	236,072		14.81	07/22/2016
	10/27/2008						114,787	1,825,113

Joseph A. Sullivan	10/27/2008	—	70,822		14.81	07/22/2016
	10/27/2008						50,641	805,192

(1)	Option awards are made pursuant to our 1996 Equity Incentive Plan. The exercise price of each option is equal to the average of the high and low trading prices of our common stock on the New York Stock Exchange on the grant date. Option holders may use previously owned shares to pay all or part of the exercise price.

(2)	Options awarded prior to 2004 are fully vested. In all cases, the Compensation Committee may accelerate the vesting of options. The vesting schedules for the option awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Dates
07/20/04	20% vests each year for five years from date of grant	07/23/09
06/09/05	20% vests each year for five years from date of grant	07/23/09, 07/23/10
10/17/05	25% vests each year for four years from date of grant	07/19/09
11/29/05	20% vests each year for five years from date of grant	07/23/09, 07/23/10
11/29/06	20% vests each year for five years from date of grant	07/23/09, 07/23/10, 07/23/11
07/18/07	20% vests each year for five years from date of grant	07/23/09, 07/23/10, 07/23/11, 07/23/12
07/21/08	20% vests each year for five years from date of grant	07/23/09, 07/23/10, 07/23/11, 07/23/12, 07/23/13
10/27/08	20% vests each year for five years from date of grant	07/23/09, 07/23/10, 07/23/11, 07/23/12, 07/23/13

(3)	The vesting schedules for restricted stock awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Dates
05/16/06	33 1/3% vests each year for three years from date of grant	04/30/09
05/16/07	33 1/3% vests each year for three years from date of grant	04/30/09, 04/30/10
05/16/08	33 1/3% vests each year for three years from date of grant	04/30/09, 04/30/10, 04/30/11
07/21/08	25% vests each year for four years from date of grant	04/30/09, 04/30/10, 04/30/11, 04/30/12
10/27/08	33 1/3% vests each year for three years from date of grant	04/30/09, 04/30/10, 04/30/11

(4)	Represents special awards of options exercisable after vesting only if, within four years after the grant date, our common stock closes at or above $127.50 per share for 30 consecutive days. This stock price condition was met in the March 2006 quarter.
(5)	Represents a special award of performance shares which vest in 20% increments on January 28, 2009, 2010, 2011, 2012 and 2013 (or later if the stock price trigger occurs after scheduled vesting) only if our common stock closes at or above the following prices for 30 consecutive trading days:

Vesting Date	Share Price Requirement
01/28/09	$77.97
01/28/10	85.76
01/28/11	94.34
01/28/12	103.78
01/28/13	114.15

(6)	The restricted stock awards in this table for these individuals continue to vest after the recipient’s employment terminates if the recipient does not compete with Legg Mason.
(7)	As a result of the termination of Mr. Bain on March 31, 2009, all unvested stock options were forfeited and all vested stock options will terminate 90 days after the date of termination.

Option Exercises and Stock Vested Table

The following table provides information about exercises of stock options and vesting of restricted stock during fiscal year 2009 for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting(2)
Mark R. Fetting	37,500	$699,938	4,720	$288,085
Charles J. Daley, Jr.	15,000	278,100	1,553	94,787
Mike Abbaei	—	—	2,504	152,832
Peter L. Bain	34,160	569,789	3,853	235,168
David R. Odenath	—	—	—	—
Joseph A. Sullivan	—	—	—	—

(1)	The value realized upon exercise of stock options is calculated by multiplying the difference between the fair market value of the shares underlying the options (the average of the high and low trading prices of our common stock on the day preceding the exercise date) and the exercise price of the options by the number of shares acquired on exercise.
(2)	The value realized upon vesting of restricted stock is calculated by multiplying the fair market value of a share of common stock on the vesting date (the average of the high and low trading prices of our common stock on the vesting date) by the number of shares vested.

Non-Qualified Deferred Compensation

The Legg Mason & Co., LLC Deferred Compensation/Phantom Stock Plan is a non-qualified deferred compensation plan that is available only to a select group of employees, including named executive officers, based on responsibilities and compensation levels. Under the terms of the plan, participants may elect to defer up to $60,000 in annual compensation on a pre-tax basis. Amounts deferred under the plan are deemed invested in “phantom” shares of our common stock at a price equal to 90% of the market price on the deemed investment date. Dividends paid on our common stock are credited to phantom stock at a price equal to 95% of the market price on the dividend payment date. Amounts deferred under our phantom stock plan, including contributions by the company, are fully vested at all times and are not subject to forfeiture. Amounts deferred under this plan are distributed to the participant, or his or her beneficiary, in shares of our common stock after the participant’s employment has terminated for any reason, either in lump sum distribution or three annual installments, at the participant’s election. In addition, the company may elect to distribute account balances to named executive officers in connection with a change of control, if the plan and all substantially similar agreements are terminated with respect to the participants affected by the change of control. For purposes of our phantom stock, a “change of control” will occur upon a change in (1) ownership of the company or Legg Mason & Co., LLC (“LM&Co.”), our administrative subsidiary, (2) effective control of the company or LM&Co., or (3) ownership of a substantial portion of the assets of the company or LM&Co.

The following table provides information about non-qualified deferred compensation plan transactions and balances for fiscal year 2009 by our named executive officers.

Name	Executive Contributions in Last FY(1)	Company Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Balance at Last FYE(4)
Mark R. Fetting(5)	$—	$59	$(45,354)	$18,896
Charles J. Daley, Jr.	—	—	—	—
Mike Abbaei	60,000	7,337	(523,033)	219,263
Peter L. Bain	60,000	7,161	(387,695)	162,969
David R. Odenath	—	—	—	—
Joseph A. Sullivan	—	—	—	—

(1)	These amounts are included in the Salary column of the Summary Compensation Table above.
(2)	Company contributions are included in the All Other Compensation column of the Summary Compensation Table above and consist of the contribution of the 10% discount to the market price of a share of common stock upon the deemed investment of deferred amounts in shares of phantom stock and the contribution of the 5% discount to the market price of a share of common stock upon the crediting of dividends to phantom stock during the fiscal year.
(3)	Aggregate earnings are calculated by subtracting the value of the named executive officer’s phantom stock account at March 31, 2008 and the employee and company contributions made during fiscal year 2009 from the value of the officer’s account at March 31, 2009.
(4)	The aggregate balance is calculated by multiplying the phantom stock account share balance by the closing price of our common stock on March 31, 2009. Upon a distribution, shares of phantom stock are distributed in shares of common stock on a one-for-one basis.
(5)	Mr. Fetting participated in the plan but did not make any contributions during fiscal year 2009. Company contributions reflect the 5% discount to the price of our common stock for dividends credited to his phantom stock account.

Potential Payments on Termination or a Change of Control

We have not provided our named executive officers with agreements providing for severance payments, medical or insurance benefits or any other perquisites after their employment has ended or following a change of control of Legg Mason except for the letter agreement entered into with Mr. Odenath when he was hired in September 2008. See Executive Compensation — Employment-Related Agreement for further discussion regarding Mr. Odenath’s agreement.

As described in the “Compensation Discussion and Analysis” in this Proxy Statement, our named executive officers typically receive long-term incentive awards in the form of stock options and restricted stock. In fiscal year 2008, we awarded performance shares to two executive officers, one of whom forfeited his grant in March 2009 in connection with the termination of his employment. In addition, our named executive officers may elect to participate in our phantom stock plan. Except as discussed below, our named executive officers will forfeit their unvested stock options, restricted stock and performance shares if their employment with us ends.

Stock Options

Unvested stock options held by our named executive officers automatically vest and become exercisable upon (1) the termination of the named executive officer’s employment as a result of his or her death or disability or (2) a change of control of Legg Mason (as defined below).

If a named executive officer’s employment ends for any reason other than death or disability before all of his or her stock options have vested, the unvested stock options are automatically forfeited. Our Compensation Committee has the authority to accelerate the vesting of any stock options in its discretion at any time. A named executive officer, or his or her beneficiaries, must exercise all vested options (1) within one year of the date on which his or her employment terminates as a result of death or disability or (2) within 90 days of the date on which his or her employment terminates for any other reason.

For purposes of our stock options, a “change of control” of Legg Mason will occur upon (1) the approval by our stockholders of an agreement to merge or consolidate Legg Mason with or into another company (with Legg Mason not surviving) or to sell or otherwise dispose of all or substantially all of our assets and the satisfaction or waiver of all conditions precedent to the closing of that transaction; or (2) a determination by our Board of Directors that in connection with a proposed tender or exchange offer for our voting securities, a person has become the owner of securities representing 40% or more of the voting power of our outstanding stock. However, if an event that triggers a potential change of control is approved no later than five days after it occurs by a vote of 75% or more of our directors who were members of our Board immediately prior to the event, then the event will not constitute a change of control for stock option purposes.

Restricted Stock

Restricted Stock Awards Prior to July 2008

All unvested shares of restricted stock issued to a named executive officer will automatically vest upon (1) the termination of the named executive officer’s employment as a result of his or her death or disability, (2) the death or disability of the named executive officer during his or her retirement, or (3) a change of control of Legg Mason (as defined below). Upon vesting, shares cease to be subject to transfer restrictions and forfeiture.

In the event a named executive officer’s employment ends for any reason other than death, disability or retirement before all of his or her shares of restricted stock have vested, the unvested shares of restricted stock will automatically be forfeited. If a named executive officer retires from Legg Mason, his or her shares of restricted stock will continue to vest in accordance with the original vesting schedule as long as he or she continues to meet the definition of retirement. In order to retire for purposes of our restricted stock grants, a named executive officer may not represent, in any capacity other than as an independent director, any financial services company that the Compensation Committee deems a competitor of Legg Mason. The Compensation Committee has the authority to accelerate the vesting of any restricted stock in its discretion at any time.

For purposes of our restricted stock, a “change of control” of Legg Mason will occur upon (1) the approval by our stockholders of an agreement to merge or consolidate Legg Mason with or into another company (with Legg Mason not remaining an independent publicly owned company) or to sell or otherwise dispose of all or substantially all of our assets, other than a transaction in which Legg Mason or its stockholders own 50% or more of the combined voting power of the surviving entity or (2) a person, other than one of our affiliates, becoming the direct or indirect owner of securities representing 50% or more of the combined voting power of our outstanding stock.

July 2008 Long-Term Incentive Awards

Unvested shares of restricted stock issued to a named executive officer will automatically vest upon (1) the termination of the named executive officer’s employment as a result of his or her death or disability, or (2) a change of control of Legg Mason (as defined below). Upon vesting, shares cease to be subject to transfer restrictions and forfeiture.

In the event a named executive officer’s employment ends for any reason other than death or disability, the unvested shares of restricted stock will automatically be forfeited. The Compensation Committee has the authority to accelerate the vesting of any restricted stock in its discretion at any time.

See “Stock Options” above for the definition of “change of control” used for these awards.

October 2008 Sign-on Awards

The restricted stock awards issued to two of our named executive officers in October 2008 as sign-on bonuses have the same terms as all restricted stock awards made prior to July 2008 (see the discussion above) except that there is no retirement provision. If a named executive officer retires from Legg Mason, all unvested shares of restricted stock will be forfeited.

May 2009 Annual Incentive Awards

Unvested shares of restricted stock issued to a named executive officer will automatically vest upon (1) the named executive officer’s death, (2) termination of the named executive officer’s employment due to disability or a reduction in workforce or (3) a change of control of Legg Mason (as defined below). Upon vesting, shares cease to be subject to transfer restrictions and forfeiture.

In the event a named executive officer’s employment ends for any reason other than death, disability, reduction in workforce, retirement or termination without cause after completing 15 years of service with us, before all of his or her shares of restricted stock have vested, the unvested shares of restricted stock will automatically be forfeited. If a named executive officer retires from Legg Mason, his or her shares of restricted stock will continue to vest in accordance with the original vesting schedule as long as he or she continues to meet the definition of retirement. In order to retire for purposes of our restricted stock grants, a named executive officer may not represent, in any capacity other than as an independent director, any financial services company that the Compensation Committee deems a competitor of Legg Mason. If a named executive officer is terminated without cause after completing 15 years of service with us, his or her shares of restricted stock will continue to vest in accordance with the original vesting schedule as long as he or she does not compete with us. The Compensation Committee has the authority to accelerate the vesting of any restricted stock in its discretion at any time.

For purposes of our May 2009 restricted stock awards, a “change of control” of Legg Mason will occur upon (1) any person acquiring, directly or indirectly, beneficial ownership of securities representing 50.1% or more of the combined voting power of our outstanding stock, (2) the closing of any merger, consolidation or other reorganization involving Legg Mason whereby the stockholders of Legg Mason immediately prior to such reorganization do not hold, directly or indirectly, more than 50% of the combined voting power of the outstanding stock of the successor entity immediately following such transaction, (3) the closing of any transaction involving a sale of assets of Legg Mason that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of Legg Mason’s assets, (4) the adoption of any plan or proposal for the liquidation or dissolution of Legg Mason, or (5) within any 12-month period, individuals who, as of May 15, 2009, constitute the Board of Directors of Legg Mason cease for any reason to constitute at least a majority of the Board.

Performance Shares

Performance shares will vest immediately upon the occurrence of (1) a change of control of Legg Mason (as defined below), or (2) a termination of the named executive officer’s employment as a result of his or her death or permanent disability. In addition, if we terminate a named executive officer’s employment without cause or the officer resigns for good reason, the officer will be entitled to have vest, including amounts previously vested, 80% of the total performance shares in his or her award if our common stock meets the performance thresholds within three years of the named executive officer’s termination date. Upon vesting, performance shares are paid in shares of our common stock on a one-for-one basis. The Compensation Committee has the authority to accelerate the vesting of any performance shares in its discretion at any time.

With respect to our performance shares, (1) the events that constitute a “change of control” of Legg Mason for restricted stock shall also constitute a “change of control” of Legg Mason for purposes of our performance shares, and (2) a named executive officer shall be considered to have suffered a “permanent disability” if the named executive officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in the named executive officer’s death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

The following table sets forth information regarding potential accelerated payments to each of our named executive officers in the event of a termination of his employment, upon death or disability or following a change of control of Legg Mason. For the purposes of this table, amounts in this column are calculated as if the employment termination, death or disability or change of control occurred on March 31, 2009.

Estimated Post-Termination Payments

Name	Accelerated Stock Options(1)		Accelerated Restricted Stock and Performance Shares(2)		Contractual Payments
Mark R. Fetting(3)
Upon Termination	$—		$—	(4)(5)	$—
Upon Death or Disability	—		2,228,051		—
Upon a Change of Control(6)	—		2,228,051		—

Charles J. Daley, Jr.
Upon Termination	—		—	(4)	—
Upon Death or Disability	—		231,679		—
Upon a Change of Control(6)	—		231,679		—

Mike Abbaei(3)(7)
Upon Termination	—		—	(4)	—

Peter L. Bain(3)(8)
Upon Termination	—		—	(4)	—
Upon Death or Disability	—		221,551	(9)	—
Upon a Change of Control(6)	—		221,551	(9)	—

David R. Odenath
Upon Termination	257,318	(10)	1,825,113	(10)	11,250,000	(11)
Upon Death or Disability	257,318		1,825,113		11,250,000	(11)
Upon a Change of Control(6)	257,318		1,825,113		—

Joseph A. Sullivan
Upon Termination	—		—	(4)	2,500,000	(12)
Upon Death or Disability	77,196		805,192		—
Upon a Change of Control(6)	77,196		805,192		—

(1)	The amounts include unvested, in-the-money stock options that would immediately vest upon the listed event. Amounts are calculated by adding for each grant of unvested, in-the-money options the product of the number of shares underlying the options multiplied by the difference between $15.90, the closing price of our common stock on March 31, 2009, and the exercise price. As of March 31, 2009, Messrs. Fetting, Daley, Abbaei, Bain, Odenath and Sullivan did not hold any in-the-money unexercised, vested stock options (using the same method of calculation) which can be exercised following termination, death or disability or a change of control.
(2)	The amounts are calculated by multiplying the number of unvested shares of restricted stock or performance shares held by the named executive officer at the close of business on March 31, 2009 by $15.90, the closing price of our common stock on that day.
(3)	Messrs. Fetting, Abbaei and Bain will receive distribution of their phantom stock accounts upon termination for any reason or upon a change of control. See the discussion under “Non-Qualified Deferred Compensation” above.

(4)	All unvested shares of restricted stock granted prior to July 2008 continue to vest after termination so long as the named executive officer meets the definition of having retired for purposes of the restricted stock awards. The unvested portion of the May 2009 restricted stock awards continue to vest after termination so long as the named executive officer (i) meets the definition of having retired for purposes of the restricted stock awards or (ii) does not compete with Legg Mason if he or she has completed 15 years of service with us and is terminated without cause. As of March 31, 2009, $638,051, $231,679, $323,454, $221,551 and $805,192 in unvested restricted stock would continue to vest for Messrs. Fetting, Daley, Abbaei, Bain and Sullivan, respectively.
(5)	If we terminate a named executive officer’s employment without cause or the officer resigns for good reason, 80% of the total performance shares in his award will vest if our common stock meets the performance thresholds within three years of the officer’s termination date. As of March 31, 2009, $1,272,000 in unvested performance shares would continue to vest under this provision for Mr. Fetting.
(6)	The definition of “change of control” of Legg Mason differs for the acceleration of stock options, restricted stock and performance shares. See the discussion preceding this table under “Potential Payments on Termination or a Change of Control.”
(7)	Mr. Abbaei’s employment with Legg Mason terminated on November 1, 2008; therefore, payments triggered upon death or disability or a change of control on March 31, 2009 are not applicable.
(8)	Mr. Bain’s employment with Legg Mason terminated on March 31, 2009 and triggered the payment of his fiscal 2009 bonus as set forth in the Summary Compensation Table above.
(9)	Shares of restricted stock held by Mr. Bain continue to vest so long as he meets the definition of having retired for purposes of the restricted stock awards.
(10)	Pursuant to Mr. Odenath’s employment letter, the unvested portion of Mr. Odenath’s October 2008 award of stock options and restricted stock award will accelerate if his employment with us terminates prior to vesting for any reason other than his retirement or for cause.
(11)	Pursuant to a letter agreement with Mr. Odenath, he is guaranteed to receive cash compensation of no less than $3,750,000 and $3,000,000 for fiscal years ending March 31, 2009 and 2010, respectively, if he does not resign and is not terminated for cause prior to March 31, 2010. In addition, he is also entitled to receive $2,500,000 and $2,000,000 for fiscal years ending March 31, 2009 and 2010, respectively in equity awards, a portion of which will be awarded in the form of stock options that will automatically vest upon his death and will be forfeited otherwise and a portion of which will be awarded as restricted stock that will automatically vest upon his death or upon termination due to a reduction in the workforce. The cash compensation paid and the equity awards granted to Mr. Odenath in May 2009 for fiscal year 2009 would have been paid or granted, as applicable, to Mr. Odenath on March 31, 2009 if his employment with us terminated on that date.
(12)	Reflects compensation paid and restricted stock awarded to Mr. Sullivan in May 2009 for fiscal year 2009. If Mr. Sullivan’s employment terminated on March 31, 2009, he would have received the May 2009 compensation and equity awards on that date.

EQUITY PLAN INFORMATION

The following table provides information about our equity compensation plans as of March 31, 2009.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	6,217,540	(1)	64.09	(2)	9,153,566	(3)(4)
Equity compensation plans not approved by stockholders	6,280	(5)	—	(6)	—	(7)

Total	6,223,820	(1)(5)	64.09	(2)(6)	9,153,566	(3)(4)(7)

(1)	Includes 622,783 shares of Legg Mason Common Stock (“Common Stock”) that are held in a trust pending distribution of phantom stock units. The phantom stock units, which are converted into shares of Common Stock on a one-for-one basis upon distribution, were granted to plan participants upon their deferral of compensation or dividends paid on phantom stock units. When amounts are deferred, participants receive a number of phantom stock units equal to the deferred amount divided by 90% to 95% of the fair market value of a share of Common Stock. Also includes 39,032 restricted stock units granted to non-employee directors as equity compensation that are converted into shares of Common Stock on a one-for-one basis upon distribution.
(2)	Does not include phantom stock units or restricted stock units that will be converted into Common Stock on a one-for-one basis upon distribution at no additional cost, and were acquired as described in footnote (1).
(3)	Includes 1,000,000 shares authorized under the Legg Mason, Inc. 1996 Equity Incentive Plan that require additional stockholder approval to issue; we are seeking stockholder approval to issue the 1,000,000 shares at this Annual Meeting. In addition, an unlimited number of shares of Common Stock may be issued under the Legg Mason & Co, LLC Deferred Compensation/Phantom Stock Plan upon the distribution of phantom stock units that may be acquired in the future as described in footnote (1).
(4)	5,342,797 of these shares may be issued under our omnibus equity plan as stock options, restricted or unrestricted stock grants or any other form of equity compensation. 499,217 of these shares may be issued under the Legg Mason, Inc. Equity Plan for Non-Employee Directors as grants of stock or restricted stock units. 3,311,552 of these shares may be purchased under our employee stock purchase plan, which acquires the shares that are purchased thereunder in the open market.
(5)	Represents 6,280 shares of Common Stock issuable under the Howard Weil Plan (as defined below).
(6)	The Howard Weil Plan provides for the issuance of shares of Common Stock upon the occurrence of certain events at no additional cost to the recipient. However, these rights were acquired upon the recipients’ deferral of compensation or dividends on rights held with a value equal to the market value of the shares acquirable under the plan.
(7)	Under the Howard Weil Plan, 6,280 shares of Common Stock are currently held in a trust to be issued under the plan. No new awards are made under this plan, however, dividends on the shares held in the plan are reinvested in the right to receive additional shares of Common Stock, which are purchased in the market to fulfill this obligation.

We have one equity compensation plan that has not been approved by our stockholders. This plan, the Howard, Weil, Labouisse, Friedrichs, Inc. Equity Incentive Plan (the “Howard Weil Plan”), has been terminated for purposes of additional awards for many years. However, shares continue to be held under the plan pending distribution.

Set forth below is a brief description of this plan.

Howard, Weil, Labouisse, Friedrichs, Inc. Equity Incentive Plan

Under the Howard Weil Plan, certain employees of Howard, Weil, Labouisse, Friedrichs, Inc. (“Howard Weil”) were entitled to defer their receipt of compensation. The deferred amounts were deemed invested in Voting Stock of Howard Weil. When we acquired Howard Weil in 1987, the deferred amounts were funded by placing Howard Weil stock into a trust, and the stock in the trust was converted into Legg Mason Common Stock. Since the acquisition, no additional amounts have been deferred under the Howard Weil Plan. However, the Howard Weil Plan governs the distribution of shares from the trust to participants. In addition, dividends paid on the shares held in the trust are used to purchase additional shares of Legg Mason Common Stock in the open market, which are then credited to the accounts of participants. Effective December 1, 2005, the participants in the Howard Weil Plan ceased to be employees of Legg Mason, thus triggering distribution of deferred amounts under the Plan. We expect this distribution to be completed in calendar year 2009.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Section 402(b) of Regulation S-K with management and, based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended March 31, 2009.

COMPENSATION COMMITTEE

Roger W. Schipke, Chairman

John E. Koerner III

Cheryl Gordon Krongard

Scott C. Nuttall

Kurt L. Schmoke

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors assists the Board of Directors in its oversight of the financial accounting and reporting of Legg Mason and its subsidiaries by selecting and compensating the company’s independent registered public accounting firm (“independent auditors”), providing oversight of the work of the independent auditors and reviewing the scope and results of audits conducted by them, reviewing the activities of Legg Mason’s internal auditors, discussing with independent auditors, internal auditors and management the organization and scope of Legg Mason’s internal system of accounting and financial controls and reviewing and discussing certain matters that may have a material impact on Legg Mason’s financial statements. The Audit Committee is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors that was last amended on October 28, 2008. The Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate, and that at least one member has accounting or other related financial management expertise, in each case as such qualifications are defined under the Listing Standards of the New York Stock Exchange. The Board of Directors has also determined that Mr. Beresford qualifies as an “audit committee financial expert” as defined by the SEC.

The Audit Committee held five meetings during the fiscal year ended March 31, 2009. The meetings were intended, among other things, to facilitate communication among the Audit Committee, management, internal auditors and Legg Mason’s independent auditors. The Audit Committee reviewed with Legg Mason’s internal auditors and its independent auditors the overall scope and plans for their respective audits and discussed with both the internal auditors and the independent auditors the results of their examinations and their evaluations of Legg Mason’s internal controls. The Audit Committee’s discussions with management and the independent auditors included a review of significant accounting policies applied by Legg Mason in its financial statements.

The Audit Committee also reviewed and discussed Legg Mason’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In this regard, the Audit Committee reviewed and discussed, with Legg Mason’s management and its independent auditors, management’s annual report on the effectiveness of Legg Mason’s internal control over financial reporting as of March 31, 2009 and the independent auditors’ related attestation report.

Legg Mason’s management is responsible for the financial reporting process, for the preparation, presentation and integrity of consolidated financial statements in accordance with generally accepted accounting principles, and for the establishment and effectiveness of Legg Mason’s internal controls and procedures designed to assure compliance with accounting standards and laws and regulations. Legg Mason’s independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and for attesting to the effectiveness of Legg Mason’s internal control over financial reporting. The Audit Committee monitors and reviews these processes. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of Legg Mason as of and for the fiscal year ended March 31, 2009 with management and Legg Mason’s independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended

(AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Accounting Oversight Board regarding independent auditor communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence from Legg Mason and its management. When considering the independent auditors’ independence, the Audit Committee considered whether their provision of services to Legg Mason beyond those rendered in connection with their audit and review of Legg Mason’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent auditors for audit and non-audit services.

Based on the reviews, reports and discussions described in this Report, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above, the Audit Committee has recommended to the Board of Directors that Legg Mason’s audited consolidated financial statements as of and for the fiscal year ended March 31, 2009 be included in Legg Mason’s Annual Report on Form 10-K.

AUDIT COMMITTEE

Dennis R. Beresford, Chairman

Robert E. Angelica

Barry W. Huff (elected to Committee in June 2009)

Margaret Milner Richardson

COMPENSATION COMMITTEE INTERLOCKS,

INSIDER PARTICIPATION AND

CERTAIN TRANSACTIONS

Messrs. Schipke (Chairman), Koerner, Nuttall and Schmoke and Ms. Krongard are the members of our Compensation Committee. No member of the Compensation Committee is or has been an officer or employee of the company or any of its subsidiaries.

Scott C. Nuttall, a director of Legg Mason since January 2008, is a member of KKR & Co., L.L.C. (“KKR”). In January 2008, Legg Mason sold $1.25 billion in 2.5% Senior Convertible Notes (the “Notes”) to an affiliate of KKR and banks selected by KKR who provided financing to KKR’s affiliate. Pursuant to the terms of the Notes, Legg Mason will pay interest on the Notes at a rate of 2.5% per year. The Notes mature on January 15, 2015. In May 2008, in connection with our issuance of equity units, Legg Mason paid approximately $15 million to KKR and the holders of the Notes as consideration for receiving a waiver from covenants entered into in connection with the sale of the Notes.

Until May 2008, Barry W. Huff served as a partner of Deloitte & Touche USA LLP (“Deloitte”), a public accounting firm that provides audit, tax, consulting and advisory services. Between April 1, 2008 and May 31, 2008, Legg Mason and its subsidiaries received consulting, tax and compliance services, and certain funds managed by one of our subsidiaries received audit services, from Deloitte and its affiliates and Legg Mason, its subsidiaries and the funds incurred customary fees for those services in the total amount of $401,000.

From time to time, our directors, executive officers and employees, members of their immediate families and companies or affiliates of companies that employ our independent directors may have investments in various investment vehicles or accounts sponsored or managed by our subsidiaries or utilize our products or services in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

PROPOSED AMENDMENT OF THE LEGG MASON, INC. 1996 EQUITY INCENTIVE PLAN

AND APPROVAL TO ISSUE ADDITIONAL 1,000,000 SHARES CURRENTLY COVERED BY THE PLAN

In 1996, the Compensation Committee of our Board of Directors (the “Committee”) adopted, and our Board of Directors and stockholders approved, the Legg Mason, Inc. 1996 Equity Incentive Plan (the “Plan”). In 1999, 2004 and 2007, the Committee adopted, and our Board and stockholders approved, amendments to the Plan that increased the number of shares covered by the Plan. In connection with the 2007 amendment, we agreed that we would not issue one million of the additional authorized shares without receiving additional stockholder approval. In 2006 and 2008, the Committee adopted several technical amendments to the Plan. In 2001 and 2006, our stockholders re-approved the Plan for purposes of Section 162(m) of the federal tax code.

The purpose of the Plan is to provide our key employees various stock ownership and performance incentives toward achievement of continued growth, profitability and success of the company. The Plan, as amended through the date hereof and as adjusted for stock splits since it was adopted, covers a total of 29,000,000 shares of common stock. However, we have agreed that we will not issue more than 28,000,000 of these shares without receiving additional stockholder approval. The number of shares available for issuance under the Plan, as of June 1, 2009, was 3,798,000, excluding the additional 1,000,000 shares.

The Committee and our Board believe the Plan continues to be desirable for purposes of providing our key employees various stock ownership and performance incentives. In April 2009, to accommodate future grants based on historical usage of shares under the Plan, and to ensure the availability of sufficient shares to meet possible needs arising from future significant hirings, possible acquisitions and other potential uses, the Committee adopted and our Board approved, subject to stockholder approval at this Annual Meeting, an amendment to the Plan increasing the number of shares covered by the Plan by 6,000,000. The provisions of the Plan require that our stockholders approve any amendment increasing the number of shares. In addition, the Committee recommended, and our Board approved, seeking stockholder approval to issue the additional 1,000,000 shares authorized under the Plan. The amendment to the Plan to increase the number of shares covered by the Plan and request for approval to issue the additional 1,000,000 shares are being presented to stockholders for approval at this Annual Meeting. If our stockholders approve the amendment to the Plan and approve the issuance of the additional 1,000,000 shares, the number of shares covered by the Plan will increase to 35,000,000 and the number of shares available for issuance under the Plan will increase to 10,798,000, in each case subject to certain adjustments.

The benefits to be awarded under the Plan to our executive officers and other employees in the future are not presently determinable. Our non-employee directors are not eligible to receive benefits under the Plan. The following table sets out the benefits awarded under the Plan for the fiscal year ended March 31, 2009 to the people listed.

	Stock Options		Restricted Stock
Name and Position	Number Granted	Dollar Value(1)	Shares Granted	Dollar Value(2)
Mark R. Fetting, Chairman of the Board, President and Chief Executive Officer	60,000	$1,040,400	40,965	$1,086,543
Charles J. Daley, Jr., Senior Vice President, Chief Financial Officer and Treasurer	30,000	520,200	20,680	524,547
Mike Abbaei, Former Senior Executive Vice President	—	—	—	—
Peter L. Bain, Former Senior Executive Vice President(3)	35,000	606,900	9,850	334,605
David R. Odenath, Senior Executive Vice President(4)	346,301	3,750,000	179,154	2,950,000
Joseph A. Sullivan, Senior Executive Vice President(4)	70,822	750,000	99,817	1,705,000
All executive officers as a group	587,123	7,411,300	390,881	7,552,152
All non–executive officer employees as a group	1,024,288	13,846,326	763,721	16,232,781

(1)	Dollar value calculated as of the option grant date using the Black-Scholes option pricing model.
(2)	Restricted stock awards are valued for this table as of the date the Committee approved the awards (July 21, 2008, October 27, 2008 and April 27, 2009) using the average of the high and low trading prices of our common stock on that date.
(3)	Mr. Bain’s stock option and restricted stock awards in this table terminated in accordance with their terms.
(4)	A portion of Messrs. Odenath and Sullivan’s stock options and shares of restricted stock were awarded pursuant to agreements primarily to replace equity forfeited at each of their former employers.

The closing price of our common stock on the New York Stock Exchange on May 29, 2009 was $19.28 per share.

The Board of Directors recommends a vote “FOR” the amendment of the 1996 Equity Incentive Plan.

Description of 1996 Equity Incentive Plan

General. Subject to adjustment in certain circumstances discussed below, the Plan, as amended in 1999, 2004 and 2007 and adjusted to reflect stock splits, authorizes the issuance of up to 29,000,000 shares of common stock. However, we have agreed that we will not issue more than 28,000,000 shares under the Plan without receiving additional stockholder approval. The amendment to the Plan and approval to issue the additional 1,000,000 shares, if approved by stockholders, will increase the number of shares of common stock covered by, and issuable without further stockholder action under, the Plan to 35,000,000, subject to adjustment in certain circumstances discussed below. Shares subject to grants under the Plan will be re-available to be included in other awards in the following circumstances:

•	to the extent awards under the Plan expire or are terminated for any reason without being exercised;

•	if the shares of common stock subject to an award are forfeited;

•	if the Committee permits the shares to be exchanged for awards not involving common stock; or

•	if the recipient uses the shares for the payment of the purchase price of shares upon exercise of a stock option.

Administration of the Plan. The Committee administers and interprets the Plan and has the sole authority to determine:

•	persons to whom awards may be granted under the Plan;

•	the type, size and other terms and conditions of each award;

•	the time when the awards will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting; and

•	any other matters arising under the Plan.

Except as provided by Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the federal tax code, the Plan authorizes the Committee to delegate its authority and duties under the Plan in certain circumstances to our Chief Executive Officer and other senior officers.

The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.

Types of Awards. The Plan provides for the grant of any or all of the following types of awards: (1) stock options; (2) stock appreciation rights (“SARs”), in tandem with stock options or freestanding; (3) common stock, including restricted common stock, or common stock derivatives; (4) common stock units; (5) performance units; (6) performance shares; and (7) any other awards which are established by the Committee and are consistent with the Plan’s purpose. The Committee may grant these awards individually, in combination or in tandem.

Eligibility for Participation. Awards may be made to any key employee (including officers and employee directors) of Legg Mason or any of its subsidiaries as designated by the Committee. During the fiscal year ended March 31, 2009, 441 employees received awards under the Plan. Subject to adjustment as described below, during any calendar year no participant may receive awards for more than 999,999 shares of common stock issued or available for issuance under the Plan.

Stock Options. Stock options granted under the Plan are so-called “nonqualified stock options” that are not intended to qualify as incentive stock options within the meaning of Section 422 of the federal tax code (“NQSOs”). As of March 31, 2009, we had 5,200,000 stock options outstanding with a weighted-average exercise price of $65.19 and a weighted-average remaining life of 4.8 years.

All stock options are subject to the terms and conditions set forth in the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the participant in an award notice. The Committee must approve the form and provisions of each award notice.

The Committee fixes the option price per share at the date of grant. The option price of an NQSO may be greater than, equal to or less than the fair market value of the underlying shares of common stock on the date of grant. However, the option price may not be less than 50 percent of the fair market value of the common stock on the date of grant. The Committee also determines the term of each option; however, the exercise period may not exceed ten years from the date of grant.

The Committee determines the exercisability of stock options and specifies this in the award notice. The Committee may also accelerate the exercisability of any stock option. A participant, or, in the discretion of the Committee, a properly authorized broker-dealer on behalf of a participant, may exercise a stock option by delivering notice of exercise to the Committee with accompanying payment of the option price. Under the Plan, a participant may pay the option price:

•	in cash, or by check, bank draft or money order;

•

by delivering shares of common stock or restricted common stock as to which restrictions have lapsed owned by the participant and having a fair market value on the date of exercise equal to the option price; or

•	by any combination of the foregoing.

The participant must pay, at the time of exercise, the option price and the amount of any federal, state or local withholding tax due in connection with such stock option exercise. If the Committee approves, participants may elect to satisfy income tax withholding obligations by having shares withheld.

Stock Appreciation Rights. The Committee may grant SARs alone (“Freestanding SARs”) or in tandem with any stock option (“Tandem SARs”). A SAR entitles the participant, upon exercise, to receive the amount by which the fair market value of common stock on the date of exercise exceeds the fair market value of the stock on the date of grant.

A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A Tandem SAR is exercisable to the extent its related stock option is exercisable and the exercise price of the SAR is the same as the option price under the related stock option. Upon the exercise of a stock option as to some or all of the shares covered by the award, the related Tandem SAR is canceled automatically to the extent of the number of shares covered by the stock option exercise.

The Committee will, with regard to a Freestanding SAR, determine the number of shares subject to the SAR, the manner and time of the SAR’s exercise, and the exercise price of the SAR. However, the exercise price of a Freestanding SAR will in no event be less than 50% of the fair market value of the common stock on the date of the grant of the Freestanding SAR.

Stock Awards. The Committee may grant awards in the form of shares of common stock, restricted shares of common stock or common stock derivatives (“Stock Awards”). Stock Awards may be granted purely as a bonus, subject to certain performance goals that meet the requirements of Section 162(m) of the federal tax code, or for consideration, subject to any conditions and restrictions the Committee imposes.

Performance Shares. The Committee may grant performance shares, which are either shares of common stock or units which are expressed in terms of common stock. Performance share awards are contingent upon the attainment over a period to be determined by the Committee (the “Performance Period”) of certain performance objectives. The Committee will also determine the performance objectives to be achieved during a Performance Period and the measure of whether and to what degree the objectives have been attained.

Performance Units. The Committee may grant performance units, which are units valued by reference to criteria chosen by the Committee other than common stock. Performance units are similar to performance shares in that they are contingently awarded based on the attainment over a Performance Period of certain performance objectives. The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been achieved, will be determined by the Committee.

Awards subject to Section 162(m). Section 162(m) of the federal tax code generally disallows a public company’s deductions for employee remuneration exceeding $1,000,000 per year for the chief executive officer and any of the other three most highly compensated executive officers of the company, but contains an exception for qualified “performance-based compensation.” Compensation is performance-based if it is payable solely on account of the achievement of one or more objective business criteria.

Section 162(m) of the federal tax code requires that a compensation committee consisting of two or more “outside directors” establish performance standards that must be met before performance-based remuneration may be awarded. The committee must also certify that the performance standards were met before payment of the remuneration. Finally, the law requires that the performance standards be disclosed to and approved by the shareholders.

The maximum annual amount that may be paid to, or the amount of any loan that may be forgiven on behalf of, a Section 162(m) participant for the 2010 fiscal year may not exceed $6,904,541, and for each subsequent fiscal year may not exceed 110% of the maximum amount for the preceding fiscal year. In determining this maximum amount, the value of any stock options granted to a Section 162(m) participant is not included.

Other Terms of Awards. The Plan authorizes awards to be paid in cash, common stock, common stock derivatives, a combination of the foregoing, or any other form of property, as determined by the Committee. However, except in limited situations, stock options, stock settled SARs, stock awards and performance units or shares payable in shares of common stock must be paid in shares of common stock or common stock derivatives. In addition, the Plan provides that the Committee may authorize the making of loans or cash payments to participants in connection with any award under the Plan or to be used to exercise a stock option or to pay any consideration required in connection with a Stock Award. These loans may be secured by any security, including common stock or common stock derivatives, underlying or related to the award (so long as the amount of the loan does not exceed the fair market value of the security subject to the award), and may be forgiven upon the terms and conditions established by the Committee at the time of the loans or at any time thereafter, including the attainment of performance goals that meet the requirements of Section 162(m) of the federal tax code. If an award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may include, as part of the award, an entitlement to receive dividends or dividend equivalents. At the discretion of the Committee, a participant may defer payment of a Stock Award, performance share, performance unit, dividend or dividend equivalent.

The Plan provides for the forfeiture of awards in the event of termination of employment for a reason other than death, disability, retirement or any other approved reason. The Plan authorizes the Committee to promulgate administrative guidelines for the purpose of determining what treatment will be afforded a participant under the Plan in the event of his death, disability, retirement or termination for any other approved reason.

The Committee may, in an award notice or otherwise, establish terms, conditions, restrictions and/or limitations governing the grant of any award that are consistent with the Plan.

Restrictions on Transferability of Awards. No awards under the Plan may be transferred, except by will or the laws of descent and distribution, except, if permitted by the Committee and subject to any terms and conditions specified by the Committee, the participant may transfer an award to the participant’s family members or to one or more trusts established in whole or in part for the benefit of one or more family members. The restrictions described in this sentence do not apply to any restricted shares of common stock received in connection with an award after the date that the restrictions on transferability of the shares have lapsed. During the lifetime of the participant, a stock option, SAR or similar type of award shall be exercisable only by him or her or by the family member or trust to whom the stock option, SAR or other award has been transferred in accordance with the terms of the plan.

Amendment, Term and Termination of the Plan. Through the Committee, we may amend or terminate the Plan at any time. However, the Committee may not, without stockholder or Board approval, as necessary:

•	adopt any amendment which would increase the maximum number of shares which may be issued under the Plan (except as described below);

•	modify the Plan’s eligibility requirements; or

•	make any amendment that requires stockholder approval pursuant to Rule 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the federal tax code.

The Plan became effective as of April 18, 1996, and will terminate on April 20, 2014, unless terminated earlier by the Board or extended by the Board with approval of our stockholders. No award may be made under the Plan after its termination, but earlier awards may extend beyond the date of termination.

Adjustment Provisions. If there is any change in the number of outstanding shares of common stock through the declaration of stock dividends, stock splits or the like, the number of shares available for awards, the shares subject to any existing award and the option prices or exercise prices of existing awards will be automatically adjusted. If there is any change in the number of outstanding shares of common stock through any change in the capital account of Legg Mason, or through any other transaction referred to in Section 424(a) of the federal tax code, the Committee will make appropriate adjustments in the maximum number of shares of common stock which may be issued under the Plan and any adjustments and/or modifications to outstanding awards as it deems appropriate. In the event of any other change in our capital structure or in the common stock, the Committee is authorized to make appropriate adjustments in the maximum number of shares of common stock available for issuance under the Plan and any adjustments and/or modifications to outstanding awards.

Federal Income Tax Consequences. There are no federal income tax consequences to participants or to Legg Mason upon the grant of a NQSO under the Plan. Upon the exercise of NQSOs, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price of the NQSO, and we will generally be entitled to a corresponding federal income tax deduction. Upon the sale of shares of common stock acquired by exercise of a NQSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares of common stock were held) in an amount equal to the difference between the amount realized upon the sale and the participant’s adjusted tax basis in the shares of common stock (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).

Local and state tax authorities may also tax incentive compensation awarded under the Plan.

Tax Withholding. We may require a participant to pay us the amount of any taxes which we are required to withhold in connection with any award or to take whatever action we deem necessary to satisfy any federal, state and local income and employment withholding tax obligations arising under the Plan. Our obligation to issue shares of common stock upon the exercise of a stock option or any other award is conditioned upon the Committee being satisfied that the grantee has complied with any tax withholding requirements. We may deduct from any cash payment under the Plan an amount sufficient to cover the participant’s federal, state and local withholding tax obligations associated with the payment.

PROPOSED RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP to be our independent registered public accounting firm for the fiscal year ending March 31, 2010. This appointment will be submitted for ratification by our stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of independent registered public accounting firm.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our consolidated financial statements for the fiscal years ended March 31, 2009 and March 31, 2008 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2009	2008
Audit Fees(1)	$6,470,000	$6,478,000
Audit-Related Fees(2)	997,000	1,381,000
Tax Fees(3)	—	34,000
All Other Fees(4)	8,000	44,000

Total Fees	$7,475,000	$7,937,000

(1)	Audit fees consisted of fees for the annual audit and quarterly reviews of our financial statements, services provided for statutory audits of certain subsidiaries and services provided in connection with other statutory or regulatory filings or engagements including consents related to SEC filings and fees related to the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-related fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and included fees for reviews of controls related to certain processes at asset management subsidiaries and fees for reviews of investment performance information at certain subsidiaries.
(3)	Tax fees consisted primarily of fees for the preparation and review of international tax returns.
(4)	All other fees included financial compliance consulting and risk management services.

Pre-Approval of Independent Registered Public Accounting Firm Services

The Audit Committee approves all audit and permitted non-audit services to be performed for Legg Mason or its subsidiaries by PricewaterhouseCoopers LLP. The Chair of the Audit Committee may pre-approve permissible proposed non-audit services that arise between committee meetings if the decision to pre-approve the service is presented for ratification at the next scheduled Audit Committee meeting.

STOCKHOLDER PROPOSAL NO. 1

The AFSCME Employees Pension Plan, located at 1625 L Street, N.W., Washington, D.C. 20036, the owner of 900 shares of Legg Mason, Inc. Common Stock and Florida Retirement System, State Board of Administration of Florida, located at 1801 Hermitage Boulevard, Tallahassee, Florida 32308, the owner of 2,400 shares of Legg Mason, Inc. Common Stock, as co-sponsor, have advised Legg Mason that they intend to present the following proposal and supporting statement at the meeting. In accordance with applicable proxy regulations, the proposal and supporting statement, which are presented as received by Legg Mason and for which Legg Mason and the Board of Directors accept no responsibility, are set forth below.

“RESOLVED that stockholders of Legg Mason urge the Compensation Committee (the “Committee”) to make the following changes to the Executive Incentive Compensation Plan (“EICP”) as applied to senior executives, in order to promote a more long-term perspective:

•

An award to a senior executive under the EICP (a “Bonus”) that is based on one or more financial measurements (each, a “Financial Metric”) whose performance measurement period (“PMP”) is one year or shorter shall not be paid in full for a period of three years (the “Deferral Period”) following the end of the PMP;

•

The Committee shall develop a methodology for (a) determining what proportion of a Bonus should be paid immediately, (b) adjusting the remainder of the Bonus over the Deferral Period to reflect performance on the Financial Metric(s) during the Deferral Period and (c) paying out the reminder of the Bonus, adjusted if required, during and at the end of the Deferral Period; and

•

The adjustment described in 2(b) should not require achievement of new performance goals but should focus on the quality and sustainability of the performance on the Financial Metric(s) during the Deferral Period.

“The policy should be implemented in a way that does not violate any existing contractual obligation or the terms of any compensation or benefit plan currently in effect. Legg Mason should submit for stockholder approval any change where approval is required under any law, regulation or plan.”

Supporting Statement

“As long-term stockholders, we support compensation policies that promote the creation of sustainable value. We are concerned that short-term incentive plans, if not designed with effective safeguards, can encourage senior executives to manage for the short term and take on excessive risk. The current financial crisis provides stark example of what can happen when short-term financial performance is rewarded without any effort to ensure that the performance is sustainable.

“The 2008 bonus award pool for the named executive officers was set at 10% of pre-tax/pre-bonus income. According to the 2008 proxy, bonuses usually constitute the largest portion of compensation paid to executive officers and most bonus awards are made under the EICP, which gives the Committee substantial discretion in making awards.

“Accordingly, this proposal urges that the EICP be changed to encourage a longer-term orientation on the part of senior executives. Specifically, the proposal asks that the Committee develop a system for retaining some portion of each bonus based on short-term financial metrics for three years and adjusting the unpaid portion to account for performance during that period. The proposal gives the Committee discretion to set the terms and mechanics of this process.

“In November 2008, UBS AG announced that it would adopt a variable compensation system similar to the one suggested here. In explaining the change, UBS stated that the new program “should bring about a cultural shift in the company. Those who are rewarded will be those who deliver good results over several years without assuming unnecessarily high risk.” (Press release, Nov. 17, 2008)

“We urge stockholders to vote FOR this proposal.”

Position of the Board of Directors

The Board of Directors recommends that stockholders vote “AGAINST” the proposal set forth above for the following reasons:

Legg Mason believes compensation should be determined by weighing multiple criteria based on corporate metrics and individual performance, not by adherence to strict formulas based on corporate performance.

Legg Mason believes that compensation awards for executive officers should be based on both corporate metrics and achievement of employee goals and should not be rigidly based on formulae. Under the proposal, executive incentive awards would be determined under a formula based on corporate metrics. Legg Mason’s executive compensation program determines executive incentive awards based on both corporate metrics and individual performance. We believe that this is the correct approach as our executive officers are expected to achieve a number of goals during a fiscal year, some of which will directly effect operating results for that year while others will have a more long-term or less direct affect on earnings. Determining executive incentive awards solely based on corporate performance metrics would reduce the focus on these longer term and less direct goals, and potentially could encourage management to focus only on short term operating results. In addition, we believe that a purely formulaic approach to determining incentive awards may eliminate the exercise of discretion in setting award amounts. Eliminating discretion at an asset management firm, where corporate results are strongly affected by securities market conditions, could result in executive officers receiving excessive compensation in years with strong securities markets, and too little compensation in years with weak securities markets. We also believe that a strict formulaic approach may potentially provide incentive for excessive risk taking in order to maximize payout under a chosen formula, and would not capture the full scope of the objectives we require management to pursue, including qualitative ones.

Legg Mason already grants long-term incentive awards to encourage management to build long-term value for our stockholders.

We believe granting our executive officers restricted stock as part of their annual incentive compensation provides safeguards similar to those proposed. Each of our executive officers receives 20% of their annual incentive awards (30% in the case of the CEO) in restricted stock in lieu of cash. Restricted stock are shares of our common stock that may not be transferred, and are subject to forfeiture, over a four-year vesting period (three years for awards in prior years). Because the realizable value of a restricted stock award is based on the price of our common stock when the award vests, a recipient’s annual incentive compensation will be effectively reduced in subsequent years if the price of our common stock decreases during the vesting period. We therefore believe that awarding shares of restricted stock as part of annual incentive awards effectively accomplishes the goals of the proposal—to reduce an annual incentive award in subsequent years if the Company’s performance over that time decreases.

In addition to awarding restricted stock as a portion of each executive officer’s annual incentive compensation, Legg Mason grants stock options to our named executive officers. Stock option awards vest in 20% increments in each of the five years after the grant date, have an exercise price equal to the average of the high and low trading prices of our common stock on the grant date and expire in eight years. Because the exercise price of an option is fixed, an option becomes more valuable as the price of our common stock increases. Therefore, stock option grants encourage management to focus on long-term growth in stockholder value and stock price appreciation.

Individual awards granted under the EICP are designed to be tax deductible under the Internal Revenue Code.

Awards granted under the EICP are designed to comply with the performance-based exemption for deductions on compensation in excess of $1 million under Section 162(m) of the Internal Revenue Code. We believe that it would be difficult to design an annual plan that complies with the performance-based exemption in Section 162(m) and also delays payment until certain additional performance targets are achieved in the future (after the original performance period has ended and the annual performance targets have been met and certified by the Compensation Committee). The ability to deduct awards under the EICP is important to the Company, although from time to time when circumstances warrant we may award compensation outside the parameters of the EICP. To the extent the proposal was adopted and we no longer had an annual cash incentive plan that complies with the performance-based exemption in Section 162(m), the resulting loss of deductions in many years would be costly to Legg Mason and its stockholders.

Annual cash bonuses are used in conjunction with longer term equity awards to provide executive officers with an appropriate mix of cash and equity to attract, motivate and retain key executives.

This proposal effectively would reduce our ability to pay annual cash incentive awards. The annual cash incentive awards are designed to compensate executives if certain performance goals are met for a particular year. These awards complement our long-term incentive awards under the 1996 Equity Incentive Plan, to provide an appropriate mix of cash and equity to reward executives for consistently achieving strong operating performance in current and future years. We believe that the effectiveness of this approach would be compromised if annual incentive awards were withheld and paid over longer terms. We also believe that it would be difficult to attract, motivate and retain key executives if we were not able to provide annual cash incentives at the conclusion of an annual performance period.

Based on the award practices we follow and safeguards we already have in place, the Board believes the proposed amendment is unnecessary and not in the interests of our stockholders.

The Board of Directors recommends a vote “AGAINST” this proposal.

STOCKHOLDER PROPOSAL NO. 2

The United Brotherhood of Carpenters Pension Fund, located at 101 Constitution Avenue, N.W., Washington, D.C. 20001, the owner of 2,303 shares of Legg Mason, Inc. Common Stock, has advised Legg Mason that it intends to present the following proposal and supporting statement at the meeting. In accordance with applicable proxy regulations, the proposal and supporting statement, which are presented as received by Legg Mason and for which Legg Mason and the Board of Directors accept no responsibility, are set forth below.

“RESOLVED: That the shareholders of Legg Mason, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (charter or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

“SUPPORTING STATEMENT: In order to provide shareholders a meaningful role in director elections, the Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. The Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

“In response to strong shareholder support for a majority vote standard, a strong majority of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett-Packard, Morgan Stanley, Home Depot, Gannett, Marathon Oil, and Pfizer have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. Other companies have responded only partially to the call for change by simply adopting post election director resignation policies that set procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. At the time of this proposal submission, the Company and its board had not taken either action.

“We believe that a post election director resignation policy without a majority vote standard in company governance documents is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the board can then take action to develop a post election procedure to address the status of directors that fail to win election. A majority vote standard combined with a post election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the board an important post election role in determining the continued status of an unelected director. We urge the Board to take this important step of establishing a majority vote standard in the Company’s governance documents.”

Position of the Board of Directors

Legg Mason’s Board of Directors (the “Board”) believes that the stockholder proposal is not in the best interests of Legg Mason and its stockholders and recommends a vote “AGAINST” the proposal set forth above for the following reasons.

A plurality vote standard is an effective method of electing directors.

Legg Mason’s directors are elected by a plurality voting standard, meaning that those nominees for election to the Board who receive the most “FOR” votes are elected to the Board. The Board believes that a plurality vote standard is an effective and flexible method of providing stockholders with a meaningful role in the election of directors. Plurality voting for director elections is the default standard under Maryland corporate law and the standard under the corporate law of more than 40 other states. Therefore, the Board believes plurality voting is familiar to, and well understood by, stockholders. The proposal would alter this longstanding and widespread director election voting procedure.

The proposal would cause undue uncertainty in director elections.

Legg Mason’s current plurality voting standard also avoids certain adverse consequences that may occur under the majority voting standard of the proposal. If adopted, the voting standard in the proposal would require directors to be elected by a majority (over 50%) of the votes cast at an annual stockholder meeting. Accordingly, nominees who receive less than 50% of the votes cast would not be elected. Under Maryland law, an incumbent director who is not re-elected “holds over” and continues to serve with the same voting rights and powers as other directors until his or her successor is elected and qualified. Therefore, if a majority voting standard were to be adopted, we could not force a director who failed to receive a majority vote to leave the Board until his or her successor is elected at a subsequent stockholder meeting. If a “hold over” director were to resign from the Board, the Board would be able to fill the vacancy. As a result, a majority voting standard may effectively empower the Board to select directors because any replacement of a resigning incumbent director would likely be decided by the Board. In addition, a majority voting standard would create unnecessary uncertainty about potential vacancies on the Board resulting from directors not receiving a majority of the vote, including uncertainty over whether Legg Mason is able to meet NYSE and SEC financial literacy and other requirements for directors. The retention of a plurality voting standard provides a clear roadmap for uncontested director elections. Given the potential uncertainty of electing directors by a majority of votes cast, the Board believes that the adoption of this proposal has the potential to reduce the stockholders’ ability to choose who will serve as a director and unnecessarily complicate the election of directors. The Board does not believe that these results are beneficial to stockholders or an improvement over the current plurality voting system.

Legg Mason’s current director election process has resulted in a Board comprised of highly qualified directors.

Adoption of a strict majority voting standard seems especially unwarranted in our case. We have a strong corporate governance process designed to identify and propose director nominees who will best serve the interests of Legg Mason and our stockholders. The Board maintains a Nominating and Corporate Governance (“N&CG”) Committee that is composed entirely of independent directors and 92% of Board members are independent. The N&CG Committee applies a rigorous set of criteria in identifying director nominees and has established procedures to consider and evaluate persons recommended as nominees by our stockholders. As a result of these practices, our stockholders have consistently elected, by a plurality vote, highly qualified directors from diverse business backgrounds, substantially all of whom have been “independent” within standards adopted by the NYSE. Changing our current voting system to majority voting would have had no effect on director elections during the past ten years. The Board believes that the votes over this period reflect our stockholders’ confidence in the Board and in the governance protections the Board has implemented.

The ramifications of majority voting are not completely understood at this time.

The legal community, stockholder advocates, corporate governance experts, public companies and other groups continue to evaluate the consequences of majority voting, especially in light of the

NYSE’s proposed amendment to Rule 452. If the SEC adopts the pending amendment to Rule 452, providing that the election of directors is a non-routine matter, brokers will no longer be able to exercise discretionary voting in director elections. Without the broker vote, it may be more difficult for a director to receive more than 50% of the votes cast because with fewer shares likely to be voted, a smaller percentage of the total outstanding shares will constitute a majority of the votes cast. This is particularly the case when an activist launches a “no vote” campaign. Any change in voting standards should not be undertaken without a complete understanding of the full ramifications of its adoption.

While we agree with the overall concept of majority voting, we believe that the potential negative effects that it may have on our Board are not in our or our stockholders’ best interests. We have been monitoring, and we will continue to monitor, developments regarding majority voting. At this time, we do not believe that our stockholders would be best served by adopting majority voting.

The Board of Directors recommends a vote “AGAINST” this proposal.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

We must receive in writing, at our principal executive offices that after July 31, 2009 will be located at 100 International Drive, Baltimore, Maryland 21202, Attn: Corporate Secretary, any stockholder proposal intended for inclusion in the proxy material for the 2010 Annual Meeting on or before February 22, 2010. The inclusion of any proposal will be subject to applicable rules of the SEC. Under our Bylaws, stockholders who would like to submit proposals for the 2010 Annual Meeting of Stockholders must send written notice of the proposal to our Corporate Secretary, at the above address, between January 22, 2010 and February 22, 2010. In the event our 2010 Annual Meeting is held more than 30 days before or after July 28, 2010, notice must be delivered between the 150th day prior to the date of the meeting and 5:00 p.m., Eastern Time, on the later of the 120th day before the meeting or the tenth day following the day on which we publicly announce the date of the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, our executive officers and directors are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of their ownership of our common stock. Based solely on a review of copies of such reports furnished to us, or written representations that no reports were required, we believe that during the fiscal year ended March 31, 2009 our executive officers and directors complied with the Section 16(a) requirements except that John E. Koerner III filed a late Form 4 that reported one transaction.

OTHER MATTERS

To the extent that this Proxy Statement is incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement titled “Compensation Committee Report,” and “Audit Committee Report” (the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing.

All descriptions of benefits plans and agreements contained in this Proxy Statement are summaries and are qualified in their entirety by reference to the actual plans or agreements.

Our Board of Directors is not aware of any other matters to come before the Meeting. If any other matters should come before the Meeting, the persons named in the enclosed proxy will act thereon according to their best judgment.

By order of the Board of Directors,

THOMAS C. MERCHANT

Secretary

APPENDIX A

LEGG MASON, INC.

1996 EQUITY INCENTIVE PLAN

(As Amended July 27, 1999, July 20, 2004, March 28, 2006, July 19, 2007, October 27, 2008 and July 28, 2009)

1. Purpose

The purpose of the Plan is to provide motivation to Key Employees of the Company and its Subsidiaries to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Key Employees through the ownership and performance of the Common Stock or Common Stock derivatives of the Company. Toward this objective, the Committee may grant stock options, stock appreciation rights, Stock Awards, performance units, performance shares, and/or other incentive awards to Key Employees of the Company and its Subsidiaries on the terms and subject to the conditions set forth in the Plan.

2. Definitions

2.1 “Award” means any form of stock option, stock appreciation right, Stock Award, performance unit, performance shares or other incentive award granted under the Plan, whether individually, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

2.2 “Award Notice” means a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.5 “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under paragraph 3 hereof. So long as required by law, the Committee shall consist of not less than two members, each of whom shall be a “disinterested person” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code and related Treasury regulations. The Committee shall from time to time designate the Key Employees who shall be eligible for Awards pursuant to this Plan.

2.6 “Common Stock” means common stock, par value $.10 per share, of the Company.

2.7 “Company” means Legg Mason, Inc.

2.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.9 “Fair Market Value” of the Common Stock for any purpose on a particular date means the mean of the high and low sales prices of the Common Stock as reported by the New York Stock Exchange (or other principal registered national securities exchange on which the Common Stock is listed), or, if the Common Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the mean of the high and low sales prices of the Common Stock on the last preceding date on which the Common Stock was traded. If the Common Stock is not listed on any registered national securities exchange or quoted on NASDAQ, then the Fair Market Value of the Common Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method consistent with Section 409A of the Code and the regulations promulgated thereunder.

2.10 “Key Employee” means officers of the Company or a Subsidiary and any other employee of the Company or a Subsidiary so designated by the Committee.

2.11 “Participant” means any individual to whom an Award has been granted by the Committee under this Plan.

2.12 “Plan” means the Legg Mason, Inc. 1996 Equity Incentive Plan.

2.13 “Stock Award” means an award granted pursuant to paragraph 10 hereof in the form of shares of Common Stock, Common Stock derivatives, restricted shares of Common Stock, and/or Units of Common Stock.

2.14 “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.

2.15 “Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

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3. Administration

The Plan shall be administered by the Committee. The Committee shall have the authority to (a) interpret the Plan and make factual determinations; (b) establish or amend such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (c) select Key Employees to receive Awards under the Plan; (d) determine the form of an Award, whether a stock option, stock appreciation right, Stock Award, performance unit, performance share, or other incentive award established by the Committee in accordance with clause (h) below, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee; (e) determine whether Awards will be granted individually, in combination or in tandem; (f) grant waivers of Plan terms, conditions, restrictions, and limitations; (g) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; (h) establish such other types of Awards, besides those specifically enumerated in paragraph 2.1 hereof, which the Committee determines are consistent with the Plan’s purpose; and (i) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; provided, however, that the Committee may not exercise its authority or discretion in a manner that would cause an Award to violate the provisions of Section 409A of the Code. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. All actions required of the Committee under the Plan shall be made in the Committee’s sole discretion, not in a fiduciary capacity and need not be uniformly applied to other persons, including similarly situated persons. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or subject to such limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or to whom Section 162(m) of the Code applies.

4. Eligibility

Any Key Employee is eligible to become a Participant of the Plan.

5. Shares Available

The maximum number of shares of Common Stock, $0.10 par value per share, of the Company which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 35,000,000 (such amount shall be subject to adjustment as provided in paragraph 19 for events occurring after July 28, 2009). Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Common Stock that shall be granted under the Plan to any one individual during any calendar year shall be 250,000. (Such amount shall be subject to adjustment as provided in paragraph 19.) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, are settled in cash in lieu of Common Stock, or are exchanged in the Committee’s discretion for Awards not involving Common Stock, shall be

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available again for grant under the Plan. Further, any shares of Common Stock which are used by a Participant for the full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a stock option, or for any withholding taxes due as a result of such exercise, shall again be available for Awards under the Plan. Similarly, shares of Common Stock with respect to which a stock appreciation right (“SAR”) has been exercised and paid in cash shall again be available for grant under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6. Term

The Plan shall become effective as of April 18, 1996, subject to its approval by the Company’s shareholders at the 1996 Annual Meeting. No Awards shall be exercisable or payable before approval of the Plan has been obtained from the Company’s shareholders. Awards shall not be granted pursuant to the Plan after April 20, 2014.

7. Participation

The Committee shall select, from time to time, Participants from those Key Employees who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Notices the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

8. Stock Options

(a) Grants. Awards may be granted in the form of stock options to purchase Common Stock or Common Stock derivatives. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

(b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than the Fair Market Value of the Common Stock on the date of the stock option’s grant.

(c) Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Accordingly, to the extent that the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any of its Subsidiaries) exceeds $100,000 (or such other limit as may be required by the Code), then such option as to the excess shall be treated as a nonqualified stock option. Further, the per share option price of an incentive stock option shall not be less than the Fair Market Value of the Common Stock on the date of the grant. An incentive stock option shall not be granted to any Participant who is not an employee of the Company or any

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“subsidiary” (within the meaning of section 424(f) of the Code). An incentive stock option shall not be granted to any employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” of the Company (within the meaning of section 424(f) of the Code), unless the purchase price per share is not less than 110 percent of the Fair Market Value of Common Stock on the date of grant and the option exercise period is not more than five years from the date of grant. Otherwise, each option shall expire not later than ten years from its date of grant.

(d) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan. Notwithstanding the forgoing, a stock option shall not be entitled to receive or accrue dividends or dividend equivalents; however, once a Participant has exercised a stock option, the Participant will be entitled to any dividends paid or payable to owners of the Common Stock following exercise.

(e) Exercise. Upon exercise, the option price of a stock option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) in shares of Common Stock or shares of restricted Common Stock as to which restrictions have lapsed; (iii) a combination of the foregoing; or (iv) such other consideration as the Committee may deem appropriate. Subject to the discretion of the Committee, any option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company a fully- and duly-endorsed agreement evidencing such option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an incentive stock option, the disposition of such shares and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220 and any successor rules and regulations applicable to such exercise. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

(f) Rule 16b-3 Restrictions. A Participant who is a director or officer subject to Section 16 of the Exchange Act shall be required to exercise stock options in accordance with the requirements of Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

9. Stock Appreciation Rights

(a) Grants. Awards may be granted in the form of stock appreciation rights (SARs). A SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value on the date of exercise. In the case of SARs granted in tandem

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with stock options granted prior to the grant of such SARs, the appreciation in value is from the option price of such related stock option to the market value on the date of exercise. No SAR may be exercised for cash by an officer or director of the Company who is subject to Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(b) Terms and Conditions of Tandem SARS. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock on the date of the Tandem SAR’s grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with paragraph 5 hereof, except to the extent any shares of Common Stock are issued to settle the SAR.

(c) Terms and Conditions of Freestanding SARS. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee and designated in the Award Notice. The exercise price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less than the Fair Market Value of the Common Stock on the date of the Freestanding SAR’s grant.

(d) Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if exercised, would result in a payment to the holder of such SAR.

(e) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan. Notwithstanding the forgoing, a SAR shall not be entitled to receive or accrue dividends or dividend equivalents.

10. Stock Awards

(a) Grants. Awards may be granted in the form of Stock Awards. Stock Awards may consist of grants of Common Stock or Common Stock derivatives, and may be granted either for consideration or for no consideration, as determined in the sole discretion of the Committee. Stock Awards shall be awarded in such numbers and at such time during the term of the Plan as the Committee shall determine.

(b) Terms and Conditions of Awards. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as

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it deems appropriate, unless the Stock Award is subject to the provisions of paragraph 13 or the Stock Award is subject to the provisions of Section 409A of the Code.

(c) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under paragraph 10(b), the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

(d) Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11. Performance Units

(a) Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

(b) Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Subject to the requirements of paragraph 13, if applicable, performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

(c) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

12. Performance Shares

(a) Grants. Awards may be granted in the form of performance shares. Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.

(b) Performance Criteria. Performance shares shall be contingent upon the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Subject to the requirements of paragraph 13, if applicable, performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

(c) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

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13. Provisions Applicable to Section 162(m) Participants

(a) Designation of Participants and Goals. Within 90 days after the start of each fiscal year (or by such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing: (i) designate the Participants for whom the grant of Stock Awards, performance units, or performance shares (and the entitlement to dividends or dividend equivalents with respect to such Awards, if any), shall be subject to this paragraph 13; (ii) select the performance goal or goals applicable to the fiscal year or years included within any performance period; (iii) establish the number or amount of Stock Awards, performance units and performance shares which may be earned for such year or such years within a performance period by each such Participant; (iv) specify the relationship between performance goals and the amount or number of Stock Awards, performance units or performance shares to be earned by each such Participant for such year or period and (v) the method for computing the amount or number of Stock Awards, performance units or performance shares payable if the performance goals are attained.

The Committee may specify that the amount or number of Stock Awards, performance units and performance shares (and the entitlement to dividends or dividend equivalents with respect to such Awards, if any) will be earned if the applicable target is achieved for one goal or for any one of a number of goals for a fiscal year or years within a performance period. The Committee may also provide that the amount or number of Stock Awards, performance units and performance shares to be earned for a given fiscal year or years within a performance period will vary based upon different levels of achievement of the applicable performance targets.

(b) Performance Criteria. For purposes of this paragraph 13, performance goals shall be limited to one or more of the following: (i) future economic value per share of Common Stock, (ii) earnings per share, (iii) return on average common equity, (iv) pre-tax income, (v) pre-tax operating income, (vi) net revenue, (vii) net income, (viii) profits before taxes, (ix) book value per share, (x) stock price and (xi) earnings available to common stockholders.

(c) Annual Payment. Following the completion of each fiscal year or completion of a performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved for such year or performance period and the amount or number of Stock Awards, performance shares or performance units, if any, payable to a Participant for such fiscal year or performance period. The amounts due to a Participant to whom this paragraph 13 applies will be paid following the end of the applicable fiscal year or performance period after such certification by the Committee. In determining the amount due to a Participant to whom this paragraph applies for a given fiscal year or performance period, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the year.

(d) Restrictions. Anything in this paragraph 13 to the contrary notwithstanding, the maximum annual amount that may be paid to a Participant under the Plan for (i) the fiscal year in which the Plan is approved by the Stockholders of the Company shall equal no more than $2,000,000 and (ii) each subsequent fiscal year shall equal 110 percent of such maximum amount for the preceding fiscal year; provided that the maximum annual amount determined

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under this paragraph 13 shall be determined without regard to the value of any stock options granted to a Participant under the Plan.

(e) Adjustment for Non-Recurring Items, Etc. Notwithstanding anything herein to the contrary, if the Company’s financial performance is affected by any event that is of a non-recurring nature, the Committee in its sole discretion may make such adjustments in the financial criteria as it shall determine to be equitable and appropriate in order to make the calculations of Awards, as nearly as may be practicable, equivalent to the calculation that would have been made without regard to such event; provided, however, in the case of a Participant subject to Section 162(m) of the Code, in no event may such discretion be exercised in a manner that would increase the amount payable with respect to an outstanding Award upon attainment of the applicable performance goals. In the event of a significant change of the business or assets of the Company under circumstances involving an acquisition or a merger, consolidation or similar transaction, the Committee shall, in good faith, recommend to the Board for approval such revisions to the financial criteria and the other terms and conditions used in calculating Awards for the then current Plan Year as it reasonably deems appropriate in light of any such change. The exercise of any such discretion shall in all events be made in a manner that does not affect the status of an Award as qualified performance based compensation for purposes of Section 162(m) of the Code.

(f) Repeal of Section 162(m). Without further action by the Board, the provisions of this paragraph 13 shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereto).

14. Loans

To the extent permitted by applicable law, the Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, the exercise of a stock option or the payment of consideration in connection with a Stock Award, which loan may be secured by any security, including Common Stock or Common Stock derivatives, underlying or related to such Award or payment (provided that such loan shall not exceed the fair market value of the security subject to such Award or so purchased), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loans or at any time thereafter, including the attainment of a performance goal or goals pursuant to paragraph 13. Any loans authorized by the Committee shall be made and administered in a manner that is consistent with (and does not violate) the provisions of Section 409A of the Code (to the extent applicable).

15. Payment of Awards

At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, Common Stock derivatives, a combination of any of the foregoing, or any other form of property as the Committee shall determine; provided that, unless otherwise expressly stated in the Award Notice for a specific Award and other than payments for partial shares of Common Stock, all Awards that are stock options, stock settled SARs, Stock Awards (including restricted shares of Common Stock) and performance units or performance shares payable in shares of Common Stock shall be paid in shares of Common Stock or Common Stock derivatives and not cash or any other form of property. In addition, payment of Awards may include such terms,

9

conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee. To the extent that an Award constitutes deferred compensation under Section 409A of the Code (e.g., because the Award or any portion thereof is payable, transferrable or distributable more than two and one-half months after the close of the calendar year in which the Participant’s rights vest), then such payment, distribution or transfer shall be made in accordance with the provisions of Section 409A of the Code and the Award Notice shall contain provisions that comply with the distribution restrictions contained in Section 409A of the Code (including, in the case of a specified employee, the requirement that any payment made on account of the Participant’s separation from service shall not be made earlier than the first business day of the seventh month following the Participant’s separation from service, or if earlier the date of death of the Participant). Any payment that is delayed in accordance with the foregoing sentence shall be made on the first business day following the expiration of such six (6) month period. The terms “specified employee” and “separation from service” shall have the meaning assigned to such terms under Section 409A of the Code.

16. Termination of Employment

If a Participant’s employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant’s Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his death, disability, retirement, or termination for an approved reason. To the extent applicable, such rules and regulations shall conform to the provisions of Section 409A of the Code and the regulations promulgated thereunder. Notwithstanding the foregoing, and to the extent that an incentive stock option is not treated as a nonqualified stock option by the Committee or under the terms of the Plan, an incentive stock option may not be exercisable more than 90 days after the date the Participant terminates employment for any reason; provided, however, that if the Participant terminates employment because of a disability, the incentive stock option may not be exercised more than one year after the date of such termination. For Participants covered under paragraph 13, with respect to an Award relating to performance periods beginning after January 1, 2009, if a Participant’s employment with the Company or a Subsidiary terminates for a reason other than death or disability, only Awards with respect to which the required performance goals have been attained and certified in accordance with the Award Notice are eligible for payment under this paragraph 16, subject to the otherwise applicable terms of the Plan and the Award Notice.

17. Dividends and Dividend Equivalents

If an Award is granted in the form of a Stock Award, performance share, or any other stock-based grant (other than a stock option or SAR), the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment (and subject

10

to the provisions of Section 409A of the Code to the extent applicable to the Award), to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. Dividends or dividend equivalents may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares.

18. Nonassignability

Unless the Committee determines otherwise, no stock options, SARs, performance shares or other derivative securities (as defined in the rules and regulations promulgated under Section 16 of the Exchange Act) awarded under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except for transfers by will or the laws of descent and distribution; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided, further, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Notice have lapsed. During the lifetime of the Participant, an Option, SAR, or similar-type other award shall be exercisable only by him or by the family member or trust to whom such Option, SAR, or other Award has been transferred in accordance with the previous sentence.

19. Adjustment of Shares Available

If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate.

20. Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any

11

applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock, having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes; provided that if the Participant is a director or officer who is subject to Section 16 of the Exchange Act, the withholding of shares of Common Stock must be made in compliance with Rule 16b-3 under the Exchange Act.

21. Noncompetition Provision

Unless the Award Notice specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, the right to all dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company. In addition, the Committee may, in its discretion, condition the grant, exercise, payment or deferral of any Award made under the Plan, or the right to any dividends and dividend equivalents, on a Participant’s compliance with the terms of this paragraph 21 and any other terms specified by the Committee in the Award Notice, and cause such a Participant to forfeit any payment which is deferred or to grant to the Company the right to obtain equitable relief if the Participant fails to comply with the terms hereof.

22. Amendments to Awards

Subject to the requirements of paragraph 13, the Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant’s consent (unless such amendment is necessary or advisable, in the opinion of the Committee, to conform to or maintain compliance with any and all applicable statutes, regulations and rules).

23. Compliance with Law

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. With respect to

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persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3, as the Rule may be amended or replaced, under the Exchange Act.

24. No Right to Continued Employment or Grants

Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Key Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant or to be granted an Award.

25. Amendment

The Committee may suspend or terminate the Plan at any time. In addition, the Committee may, from time to time, amend the Plan in any manner, but may not without Board and shareholder approval adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in paragraph 19), or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further that the Committee shall not amend the Plan without the approval of the Board or the shareholders if such approval is required by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, in each case as such provisions may be amended from time to time.

26. Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Maryland except as superseded by applicable Federal Law.

27. Code Section 409A

To the extent that Section 409A of the Code applies to any election or payment, distribution or transfer made in connection with an Award, then such election, payment, distribution or transfer made shall be made in conformance with the provisions of Section 409A of the Code, and if the provisions of any such Award are subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Award complying with the applicable provisions of Section 409A of the Code (including, but not limited to the restrictions applicable to specified employees with respect to any payment, distribution or transfer made on account of a Participant’ separation from service).

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ANNUAL MEETING OF STOCKHOLDERS OF

July 28, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at http://www.leggmason.com/about/proxy_statement.html

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20503030330000000000 8	072809

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

The Board recommends a vote FOR all nominees.
1. Election of Directors: For the term expiring at the 2012 Annual Meeting of Stockholders.			The Board recommends a vote FOR proposals (2) and (3).

	NOMINEES:			FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Robert E. Angelica ¡ Barry W. Huff ¡ John E. Koerner III ¡ Cheryl Gordon Krongard	term expires in 2012 term expires in 2012 term expires in 2012 term expires in 2012	2. Amendment of the Legg Mason, Inc. 1996 Equity Incentive Plan and approval to issue additional 1,000,000 shares currently covered by the Plan.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)	¡ Scott C. Nuttall	term expires in 2012	3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐

The Board recommends a vote AGAINST proposals (4) and (5).

			4. Stockholder proposal regarding the Executive Incentive Compensation Plan.	☐	☐	☐

			5. Stockholder proposal regarding majority voting.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			6. To act upon any other matter which may properly come before the meeting or any adjournment thereof.

Receipt of notice of the meeting, proxy statement and 2009 annual report is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or adjournments thereof.

This proxy will be voted on each of the foregoing items as specified by the person signing it, but if no specification is made, the proxy will be voted FOR the election of Directors, FOR proposals (2) and (3) and AGAINST proposals (4) and (5).

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF STOCKHOLDERS OF

July 28, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER
ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.leggmason.com/about/proxy_statement.html

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20503030330000000000 8	072809

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board recommends a vote FOR all nominees.
1. Election of Directors: For the term expiring at the 2012 Annual Meeting of Stockholders.			The Board recommends a vote FOR proposals (2) and (3).

	NOMINEES:			FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Robert E. Angelica ¡ Barry W. Huff ¡ John E. Koerner III ¡ Cheryl Gordon Krongard	term expires in 2012 term expires in 2012 term expires in 2012 term expires in 2012	2. Amendment of the Legg Mason, Inc. 1996 Equity Incentive Plan and approval to issue additional 1,000,000 shares currently covered by the Plan.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)	¡ Scott C. Nuttall	term expires in 2012	3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐

The Board recommends a vote AGAINST proposals (4) and (5).

			4. Stockholder proposal regarding the Executive Incentive Compensation Plan.	☐	☐	☐

			5. Stockholder proposal regarding majority voting.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			6. To act upon any other matter which may properly come before the meeting or any adjournment thereof.

Receipt of notice of the meeting, proxy statement and 2009 annual report is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or adjournments thereof.

This proxy will be voted on each of the foregoing items as specified by the person signing it, but if no specification is made, the proxy will be voted FOR the election of Directors, FOR proposals (2) and (3) and AGAINST proposals (4) and (5).

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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	Proxy for the Legg Mason, Inc. Annual Meeting of Stockholders, July 28, 2009

	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LEGG MASON, INC.
	IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

	As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Mark R. Fetting, Thomas P. Lemke and Joseph A. Sullivan, and each of them, as proxy, with full power of substitution, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Legg Mason, Inc., on July 28, 2009, at 10:00 a.m., and at any adjournment thereof.

	(Continued and to be signed on the reverse side.)
¢	14475	¢